SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

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AngioDynamics, Inc.

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ANGIODYNAMICS, INC.

603 Queensbury Ave.

Queensbury, New York 12804

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

I am pleased to give you notice that the 2004 Annual Meeting of Stockholders of AngioDynamics, Inc. will be held at the Logan Airport Hilton, Boston, Massachusetts, on Monday, October 18, 2004 at 9:00 a.m., local time. At the annual meeting you will be asked to:

1.	Elect three Class I directors of the Company, each for a term of three years;

2.	Approve the AngioDynamics, Inc. Employee Stock Purchase Plan;

3.	Ratify the appointment of Grant Thornton LLP as our independent auditor for the fiscal year ending May 28, 2005; and

4.	Transact such other business as may properly come before the meeting.

The board of directors has fixed the close of business on September 23, 2004 as the record date for the annual meeting. Only stockholders of record of the Company’s common stock on the Company’s stock transfer books on the close of business on that date are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

Gregory Champion, Secretary
Queensbury, New York

Dated: September 27, 2004

Whether or not you expect to be present at the meeting, you are urged to fill in, date, sign and return the enclosed proxy card in the envelope that is provided, which requires no postage if mailed in the United States.

The annual meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be transacted at any such adjourned meeting.

ANGIODYNAMICS, INC.

603 Queensbury Ave.

Queensbury, New York 12804

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

October 18, 2004

Introduction

This proxy statement is being furnished to the stockholders of AngioDynamics, Inc., a Delaware corporation (the “Company”), by the board of directors of the Company in connection with the solicitation of proxies for use at the 2004 Annual Meeting of Stockholders of the Company to be held at the Logan Airport Hilton, Boston, Massachusetts, on Monday, October 18, 2004 at 9:00 a.m., local time, or at any adjournment or postponement thereof.

The principal executive offices of the Company are located at 603 Queensbury Avenue, Queensbury, New York 12804. The approximate date on which this proxy statement and the accompanying proxy are first being sent or given to stockholders is September 27, 2004.

Date, Time and Place

This proxy statement is being furnished to you in connection with the solicitation of proxies by the board of directors of AngioDynamics, Inc. from holders of AngioDynamics’s common stock for use at the annual meeting of stockholders to be held at Logan Airport Hilton, Boston, Massachusetts, on Monday, October 18, 2004 at 9:00 a.m., local time, and at any adjournments or postponements of the annual meeting.

Proposals to be Considered

At the annual meeting, we will ask holders of our common stock to consider and vote upon the following items:

Election of Directors

The election of three of the Company’s nine directors, namely Jeffrey G. Gold, Paul S. Echenberg and Dennis S. Meteny. If elected, these Class I directors will each serve until the 2007 annual meeting of stockholders and their respective successors are duly elected and qualified.

AngioDynamics, Inc. Employee Stock Purchase Plan

Approval of the AngioDynamics, Inc. Employee Stock Purchase Plan.

Ratification of Appointment of Independent Auditors

Ratification of the appointment of Grant Thornton LLP as our independent auditor for the fiscal year ending May 28, 2005.

Record Date; Voting Securities

As of the close of business on September 23, 2004, there were 11,442,500 outstanding shares of the Company’s common stock entitled to notice of and to vote at the annual meeting. Holders of our common stock have one vote per share on each matter to be acted upon. Only stockholders of record at the close of business on the record date for the annual meeting will be entitled to vote at the meeting and at any adjournment or postponement thereof. A list of the stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for 10 days prior to the annual meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. at our principal executive offices at 603 Queensbury Ave, Queensbury, New York 12804, by contacting the Secretary of the Company.

A majority of the outstanding shares of common stock present in person or by proxy is required to constitute a quorum at the meeting. For purposes of determining the presence of a quorum for transacting business at the annual meeting, abstentions and broker “non-votes” (proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present.

Votes Required

Election of Directors

The directors nominated for election will be elected by a plurality of the votes cast, in person or by proxy, at the annual meeting. Abstentions from voting and broker “non-votes” on the election of directors will have no effect since they will not represent votes cast at the annual meeting for the purpose of electing directors.

Approval of the AngioDynamics, Inc. Employee Stock Purchase Plan

Approval of the AngioDynamics, Inc. Employee Stock Purchase Plan requires the affirmative vote of a majority of the votes cast at the annual meeting. For the purposes of this vote, a vote to abstain will have the same effect as a vote against the proposal and a broker non-vote will have no effect on the vote on such proposal.

Ratification of the Appointment of Independent Auditor

The proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent auditor for the fiscal year ending May 28, 2005 must be approved by the affirmative vote of a majority of the votes cast at the annual meeting. For the purposes of this vote, a vote to abstain will have the same effect as a vote against the proposal and a broker non-vote will each have no effect on the vote on such proposal.

Share Ownership of Management and Certain Stockholders

As of the record date, E-Z-EM, Inc. (“E-Z-EM”), the Company's largest shareholder, beneficially owned an aggregate of 9,200,000 shares of our common stock, representing 80.4% of the common stock issued and outstanding and 80.4% of the voting power of all of our issued and outstanding securities.

E-Z-EM has indicated that it intends to vote its shares FOR the election of the nominees for director, FOR the approval of the AngioDynamics, Inc. Employee Stock Purchase Plan and FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent auditors for the 2005 fiscal year.

Voting of Proxies

Shares of our common stock will be voted in accordance with the instructions contained in the proxies. If you return a signed proxy card without indicating your vote, your shares will be voted:

•	FOR the election as directors of the persons who have been nominated by the board of directors;

•	FOR the approval of the AngioDynamics, Inc. Employee Stock Purchase Plan;

•	FOR the ratification of the appointment of Grant Thornton LLP as our independent auditor for the fiscal year ending May 28, 2005; and

•	with respect to any other matter that may properly be brought before the annual meeting in accordance with the judgment of the person or persons voting. We do not expect that any matter other than as described in this proxy statement will be brought before the annual meeting.

Revocability of Proxies

The grant of a proxy on the enclosed proxy card does not preclude a stockholder from voting in person. You may revoke a proxy at any time prior to your proxy being voted at the annual meeting by:

•	delivering to the Secretary of the Company, prior to the annual meeting, a written notice of revocation bearing a later date or time than the proxy,

•	timely delivery of a valid, later dated proxy; or

•	attending the annual meeting and voting in person.

Attendance at the annual meeting will not by itself constitute revocation of a proxy. If an adjournment occurs, it will have no effect on the ability of stockholders of record as of the record date to exercise their voting rights or to revoke any previously delivered proxies. We do not expect to adjourn the annual meeting for a period of time long enough to require the setting of a new record date for such meeting.

Solicitation of Proxies

The cost of solicitation of proxies being solicited on behalf of the board of directors will be borne by us. In addition to the use of the mail, proxy solicitation may be made by telephone, facsimile and personal interview by our officers, directors and employees. We will, upon request, reimburse brokerage houses and persons holding common stock in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

Stockholders should not send stock certificates with their proxy cards.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our board of directors currently consists of nine directors. The board is classified into three classes, each of which has a staggered three-year term. At the annual meeting, the stockholders will elect three Class I directors. If elected, Jeffrey G. Gold, Paul S. Echenberg and Dennis S. Meteny will hold office until the annual meeting of stockholders to be held in 2007 and until their successors are duly elected and qualified. The Class II directors and Class III directors will continue in office during the terms indicated below. Unless otherwise specified, all proxies received will be voted in favor of the election of the nominees named below as directors of the Company. Directors will be elected by a plurality of the votes cast, in person or by proxy, at the annual meeting.

The term of each of the current Class I directors expires at the annual meeting when his respective successor is duly elected and qualified. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Should any of the nominees not remain a candidate for election at the date of the annual meeting, proxies will be voted in favor of the nominees who remain candidates and may be voted for substitute nominees selected by the board of directors. Set forth below is biographical information for each nominee and for each director whose term of office will continue after the annual meeting.

Nominees to serve as Class I Directors for a Term Expiring at the 2007 Annual Meeting:

Jeffrey G. Gold, age 56, has served as a director of the Company since 1997. He has been President and CEO of CryoVascular Systems Inc., a peripheral vascular disease device company, since 2001. From 1997 to 2001, he was Executive Vice President and Chief Operating Officer of Cardio Thoracic Systems, Inc., a company engaged in the development and introduction of devices for beating heart coronary bypass surgery. Before that, he spent 18 years with Cordis Corporation in a variety of senior management roles including Vice President of Manufacturing and Vice President of Research and Development, and co-founder and President of Cordis Endovascular Systems, a Cordis subsidiary engaged in the interventional neuroradiology business. At Cordis, Mr. Gold also had responsibility for its peripheral vascular business. He serves on the board of directors of several start-up medical device companies and is a Special Network Advisor to Sapient Capital Management. Mr. Gold holds a B.S. in industrial engineering from Northeastern University and an MBA from the University of Florida.

Paul S. Echenberg, age 60, has been a director since 1996 and Chairman of our board of directors since February 2004. He has been a director of E-Z-EM since 1987 and has served as Chairman of the Board of E-Z-EM Canada since 1994. He has been the President, Chief Executive Officer and a director of Schroders & Associates Canada Inc., an investment buy-out advisory services company, and a director of Schroders Ventures Ltd., an investment firm, since 1996. He is also a founder and has been a general partner and director of Eckvest Equity Inc., a personal investment and consulting services company since 1989. From 1970 to 1989, he was President and Chief Executive Officer of Twinpak Inc. and Executive Vice President of CB Pak Inc., both packaging companies. He also co-founded BDE & Partners, a provider of investment banking and strategic advisory services, in 1991. He is a director of Lallemand Inc., Benvest Capital Inc., Colliers MacAuley Nicholl, ITI Medical, Flexia Corp., Fib-Pak Industries Inc., Med-Eng Systems Inc., MacroChem Corp., MatraPack Industries Inc. and A.P. Plasman Corp.

Dennis S. Meteny, age 51, joined our board of directors in March 2004. Since 2003, Mr. Meteny has been an Executive-in-Residence at the Pittsburgh Life Sciences Greenhouse, a strategic economic development initiative of the University of Pittsburgh Health System, Carnegie Mellon University, the University of Pittsburgh, the State of Pennsylvania and local foundations. From 2001 to 2003, he served as President and Chief Operating Officer of TissueInformatics, Inc., a privately-held company engaged in the medical imaging business. From 2000 to 2001, Mr. Meteny was a business consultant to various technology companies. Prior to that, Mr. Meteny spent 15 years in several executive-level positions, including as President and Chief Executive Officer, from 1994 to 1999, with Respironics, Inc. a cardio-pulmonary medical device company. Mr. Meteny began his career in 1975 with Ernst & Young LLP.

Recommendation of the Board of Directors

The board of directors recommends a vote FOR the election of each of the nominees.

Other Directors

The following Class II and III directors will continue on the board of directors for the terms indicated:

Class II Directors (Term Expiring at the 2005 Annual Meeting):

Gregory D. Casciaro, age 47, joined our board of directors in April 2004. Since 2000, Mr. Casciaro has been the President and Chief Executive Officer and a director of Orquest, Inc., a developer and manufacturer of devices used for orthopedic procedures that was acquired by Johnson & Johnson. From 1995 to 2000, he was employed by General Surgical Innovations, Inc., a videoscopic surgical equipments manufacturer that was acquired by United States Surgical, a division of Tyco Healthcare Group LP, in 1999. Mr. Casciaro’s last position with General Surgical Innovations was as a director and its President and Chief Executive Officer from 1998 to 2000. Mr. Casciaro was employed by the Devices for Vascular Innovations division of Guidant Corporation from 1991 to 1995, having last served as the Vice President of Sales from 1994 to 1995. Prior to joining Guidant, he was employed by North American Instrument Corporation from 1983 to 1991, with his last position being Area Sales Manager. Mr. Casciaro began his career with Procter and Gamble Company in 1978.

Howard W. Donnelly, age 43, joined our board of directors in March 2004. Mr. Donnelly is currently a principal in three privately-held start-up medical device companies that are targeting the hemodialysis, regional anesthetic and general anesthesia markets, respectively. From 1999 to 2002, he was President of Level 1, Inc., a medical device manufacturer and a subsidiary of Smiths Group. From 1990 to 1999, Mr. Donnelly was employed at Pfizer, Inc., with his last position being Vice President, Business Planning and Development, for Pfizer’s Medical Technology Group from 1997 to 1999. Mr. Donnelly is currently a director of Vital Signs, Inc., a medical device manufacturer for the anesthesia, critical care and sleep disorder markets.

Robert E. Flaherty, age 58, joined our board of directors in April 2004. Since 1992, Mr. Flaherty has served as Chairman, President and Chief Executive Officer of Athena Diagnostics, Inc., a commercial laboratory specializing in developing diagnostic testing services focused on neurological disorders. From 1992 to 1995, Mr. Flaherty served as President and Chief Executive Officer of Genica Pharmaceuticals, which was acquired by Athena Neurosciences, Inc., and renamed Athena Diagnostics in 1995. Athena Neurosciences subsequently was acquired by Elan Corporation plc in 1996. In 2002 Athena Diagnostics, Inc., became a privately-held company pursuant to a leveraged buy-out. From 1976 to 1992, Mr. Flaherty was employed by Becton, Dickinson & Company, a medical technology company, with his last position from 1984 to 1992 being President of that company’s largest operating unit, the Becton Dickinson Division. Prior thereto, he was employed by C.R. Bard, Inc. in various sales and marketing positions in its surgical and cardiovascular units in the United States and abroad. Mr. Flaherty began his career with Procter and Gamble Company in 1968 in manufacturing management. He holds a Bachelor of Science with honors in Industrial Engineering from Lehigh University and a Master in Business Administration from the Harvard Business School. Mr. Flaherty is currently a director of Repromedix, Inc.

Class III Directors (Term Expiring at the 2006 Annual Meeting):

Eamonn P. Hobbs, age 46, is one of our co-founders, and has been our President and Chief Executive Officer since June 1996. He has served as a director since our inception. From 1991 until September 2002, Mr. Hobbs was a Vice President, and from October 2002 to May 2004 was a Senior Vice-President, of E-Z-EM, with operational responsibility for our company. He was first employed by E-Z-EM from 1985 to 1986 and was continuously employed by E-Z-EM from 1988 to May 2004. From 1986 to 1988, Mr. Hobbs was Director of Marketing for the North American Instrument Corporation, a medical device company since acquired by Boston Scientific. Mr. Hobbs started his career at Cook, Incorporated, a leading manufacturer of interventional radiology, interventional cardiology and gastroenterology medical devices. Mr. Hobbs has over 23 years experience in the interventional radiology, interventional cardiology and gastroenterology medical device industries. He is a bio-medical engineer, having completed a Bachelor of Sciences in Plastics Engineering with a Biomaterials emphasis at University of Lowell in 1980.

David P. Meyers, age 40, has served as a director, and as a director of E-Z-EM, since 1996. He is a founder of Alpha Cord, Inc., which provides cryopreservation of umbilical cord blood, and has served as its President since 2002. Previously, he founded MedTest Express, Inc., a provider of contracted laboratory services for home health agencies, and served as its President, Chief Executive Officer and a director from 1994 to September 2002.

Howard S. Stern, age 73, has served as a director since our inception and as Chairman of our board of directors from our inception until February 2004. He is a co-founder of E-Z-EM and has served as Chairman of the Board and a director of E-Z-EM since its organization in 1962. Mr. Stern also served as President and Chief Executive Officer of E-Z-EM from 1997 to 2000. From 1962 to 1994, Mr. Stern served as E-Z-EM’s Chief Executive Officer and from 1962 until 1990 he served as E-Z-EM's President. Mr. Stern is also a director of ITI Medical, in which E-Z-EM has an investment. Mr. Stern holds a Bachelor of Science in Business and Engineering Administration and a Master of Science in Chemical Engineering, both from the Massachusetts Institute of Technology.

Corporate Governance, Board Independence and Committees of the Board

Corporate Governance Principles

Our board of directors has adopted a written set of corporate governance principles for our company. You may view these principles at our website at www.angiodynamics.com(1) under the “Corporate Governance Highlights” caption. Our corporate governance principles have been established to assist the board of directors in overseeing the management of our company and in achieving the board’s goals of building long-term value for our stockholders and assuring the vitality of our company for our customers, employees and other stakeholders.

Board Independence

Under our corporate governance principles, our board of directors shall be composed of a majority of directors who qualify as independent under the listing standards of the Nasdaq Stock Market (“Nasdaq”). Under the Nasdaq listing standards, an “independent director” is a director who is not an officer or employee of AngioDynamics or any subsidiary and who does not have any relationship that the board of directors believes would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under our corporate governance principles, the board will review the relationships that each director has with our company on an annual basis, and only those directors having no direct or indirect material relationship with our company and who qualify as independent under the Nasdaq listing standards will be considered independent directors of AngioDynamics.

Our board of directors has determined that five of our nine directors—Messrs. Gold, Donnelly, Meteny, Flaherty and Casciaro—are independent under the Nasdaq listing standards.

(1)	This website address is not intended to function as a hyperlink, and information on our website is not a part of the proxy soliciting material.

Committees of the Board

The board of directors has three standing committees, the members of which have been elected by the board: the audit committee, the nominating and corporate governance committee, and the compensation committee. Each committee is composed entirely of independent directors, and the chairman and members of each committee are appointed annually by the board. Each committee is authorized to retain its own outside counsel and other advisors as it desires, subject to, for the nominating and corporate governance committee and the compensation committee, a $100,000 limitation on fees and expenses for such counsel and advisors without the full board’s prior consent.

Each committee has adopted a written charter, and a brief summary of each committee’s responsibilities follows:

Audit Committee and Audit Committee Financial Expert.    The audit committee assists the board of directors in its oversight of (i) the integrity of the Company’s financial statements, financial reporting process, system of internal controls over financial reporting, and audit process, (ii) the Company’s compliance with, and process for, monitoring compliance with, legal and regulatory requirements, (iii) the independent auditor’s qualification and independence, and (iv) the performance of the Company’s internal audit function and its independent auditor. The audit committee also provides an open avenue of communication between the independent auditor and the board. The authority and responsibilities of the audit committee are set forth in detail in its charter, which is attached to this proxy statement as Appendix A and is also available on our website located at www.angiodynamics.com under the “Corporate Governance Highlights – Committee Charters – Audit Committee” caption.

The members of the audit committee are Howard W. Donnelly, Robert E. Flaherty and Dennis S. Meteny, each of whom has been determined by our board to be independent under the Nasdaq listing standards. Our board has also determined that each member of the audit committee is financially literate in accordance with the Nasdaq listing standards. Additionally, the board has determined that Mr. Meteny is an “audit committee financial expert” as defined under SEC rules. The audit committee met three times during the 2004 fiscal year.

Compensation Committee.    The compensation committee is responsible for (i) developing and evaluating potential candidates for executive positions, (ii) reviewing and recommending to the board the corporate goals and objectives with respect to the CEO’s compensation on an annual basis, (iii) reviewing the CEO’s performance annually in light of the committee’s established goals and objectives, (iv) reviewing and approving the evaluation process and compensation structure for the Company’s officers annually, and overseeing management’s decisions concerning the performance and compensation of the Company’s officers, and (v) reviewing and administering the Company’s incentive compensation and other stock-based plans, and recommending changes in such plans to the board, as needed. The authority and responsibilities of the compensation committee are set forth in detail in its charter, which is available on our website located at www.angiodynamics.com under the “Corporate Governance Highlights—Committee Charters—Compensation Committee” caption.

The members of the compensation committee are Gregory D. Casciaro, Robert E. Flaherty and Jeffrey G. Gold. The compensation committee met four times during fiscal 2004.

Nominating and Corporate Governance Committee.    The nominating and corporate governance committee is responsible for (i) assisting the board in identifying individuals qualified to serve as directors of the Company and on committees of the board, (ii) advising the board with respect to the board composition, procedures and committees, (iii) developing and recommending to the board a set of corporate governance principles applicable to the Company including principles for determining the form and amount of director compensation, and (iv) overseeing the evaluation of the board and the Company’s management. The nominating and corporate governance committee maintains the following guidelines for selecting nominees to serve on the board.

The nominating and corporate governance committee may apply several criteria in selecting nominees. At a minimum, the committee shall consider (a) whether each such nominee has demonstrated, by significant accomplishment in his field, an ability to make a meaningful contribution to the board’s oversight of the business and affairs of our company and (b) the nominee's reputation for honesty and ethical conduct in his personal and professional activities. Additional factors that the committee may consider include a candidate’s specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, potential conflicts of interest and any other factors or qualities that the committee believes will enhance the board's ability to effectively manage and direct the company’s affairs and business, including, where applicable, the ability of board committees to perform their duties or satisfy any independence requirements under the Nasdaq listing standards or otherwise.

The nominating and corporate governance committee will identify nominees by first evaluating the current members of our board of directors whose terms are expiring and who are willing to continue in service. In doing so, the committee will balance the skills and experience of such current directors, as well as the value of continuity of their service, with that of obtaining new perspectives for the board. For new nominees, the committee will identify potential candidates based on input from members of the board and management and, if the committee deems it appropriate, from one or more third-party search firms.

Once a person has been identified by the committee as a potential candidate, the committee will assess, based on publicly available information regarding the person, whether the candidate should be considered further. If the committee determines that the candidate warrants further consideration and the person expresses a willingness to be considered and to serve on the board, the committee will request information from the candidate, review his or her accomplishments and qualifications and conduct one or more interviews with the candidate. If the candidate appears qualified, committee members may also contact references provided by the candidate or other persons with first-hand knowledge of the candidate’s experience and accomplishments. Additionally, serious candidates may be requested to meet with some or all of the other members of the board of directors. Using the input from these interviews and the other information it has obtained, the committee will determine whether it should recommend that the board nominate, or elect to fill a vacancy with, a final prospective candidate. The committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names and appropriate background and biographical information to the Nominating and Corporate Governance Committee, c/o AngioDynamics, Inc., 603 Queensbury Avenue, Queensbury, New York 12804 at least 120 days prior to the anniversary of the date on which our proxy statement was first released to stockholders for the previous year’s annual meeting. Assuming that the appropriate information has been timely provided, the committee will consider these candidates in the same manner as it considers other board candidates it identifies. Our stockholders also have the right to nominate director candidates without any action on the part of the nominating and corporate governance committee or our board of directors by following the advance notice provisions of our by-laws as described under “Stockholder Proposals and Nominations” on page 36 of this proxy statement.

The authority and responsibilities of the nominating and corporate governance committee are set forth in detail in its charter, which, together with the committee's guidelines for selecting nominees to the board, is available on our website located at www.angiodynamics.com under the “Corporate Governance Highlights—Committee Charters—Nominating and Corporate Governance Committee” caption.

The members of the nominating and corporate governance committee are Jeffrey G. Gold, Dennis S. Meteny and Howard W. Donnelly, each of whom has been determined by our board of directors to be independent under the Nasdaq listing standards. The nominating and corporate governance committee, met 12 times during fiscal 2004.

Meetings of the Board and Committees

Our board of directors held 11 meetings during the 2004 fiscal year. Each incumbent director attended at least 75% of all meetings of the board and of each committee of which he was a member that were held during the period in which he was a director or committee member.

Communications with the Directors

Stockholders may communicate in writing with any particular director, the independent directors as a group, or the entire board by sending such written communication to the Secretary of the Company at the Company’s principal executive offices, 603, Queensbury Avenue, Queensbury, New York 12804. Copies of written communications received at such address will be provided to the board or the relevant director or directors unless such communications are determined by our outside general counsel to be inappropriate for submission to the intended recipient(s). However, any communication not so delivered will be made available upon request to any director. Examples of stockholder communications that would be considered inappropriate for submission include, without limitation, customer complaints, solicitations, product promotions, résumés and other forms of job inquiries, as well as material that is unduly hostile, threatening, illegal or similarly unsuitable.

Policy on Director Attendance at Annual Meetings

All board members are expected to attend our annual meetings of stockholders absent an emergency or other unforeseen circumstances. Attendance at the annual meeting will be considered by the nominating and corporate governance committee in assessing director performance.

Code of Business Conduct and Ethics.    The board of directors has adopted a written Code of Business Conduct and Ethics for our company. Our Code of Business Conduct and Ethics is available on our website located at www.angiodynamics.com under the “Corporate Governance Highlights—Governance Documents—Code of Ethics” caption.

Compensation of Directors

Directors who are not our employees receive a monthly retainer of $1,000, in addition to $1,000 for each board meeting attended in person, and $250 for each telephonic meeting of the board in which they participate. Committee chairmen receive $1,000, and committee members $500, for each committee meeting in which they participate. Directors who are not our employees also receive an annual grant of an option to purchase 6,000 shares of our common stock for each year of service on our board of directors. Directors who are our employees receive no additional compensation for their services as directors. New directors receive options for 25,000 shares of our common stock upon joining our board.

Effective as of January 1, 2002, E-Z-EM entered into an agreement with Howard S. Stern, the chairman of E-Z-EM’s board and one of our directors, under which Mr. Stern agreed to provide certain services to E-Z-EM and us until December 31, 2004. These services include serving as chairman of both E-Z-EM’s and our board of directors, consulting with management of both companies on corporate governance, investor relations and other matters and generally providing guidance and assistance on industry-related matters. Under the agreement, Mr. Stern was nominated for, and subsequently elected to, a three-year term as a director of E-Z-EM, and serves as the chairman of E-Z-EM’s board. Mr. Stern has resigned as chairman of our board but remains a director. So long as Mr. Stern remains chairman of E-Z-EM, he is entitled to receive twice the regular fees and other compensation (including cash, stock and options) paid to other directors for service on E-Z-EM’s board, but not compensation paid to our other directors for service on our board. However, because Mr. Stern’s agreement terminates at the end of this year, he did receive the annual grant of stock options we made to all of our directors in July 2004. As compensation for his services, Mr. Stern is receiving 36 equal monthly payments of $20,833, as well as certain bonus opportunities from E-Z-EM. Mr. Stern also receives other benefits, including medical and dental insurance for himself and his wife and use of a company automobile, and, so long as he remains E-Z-EM’s chairman, up to $80,000 annually for reimbursement of reasonable business expenses. Prior to our initial public offering we reimbursed E-Z-EM for 35% of Mr. Stern’s compensation and expenses paid under the agreement. Under our master separation and distribution agreement with E-Z-EM, we have assumed 35% of E-Z-EM’s payment obligations to Mr. Stern under the agreement, which total $7,300 in fees and $2,300 for expenses on a monthly basis for the remainder of the term of the agreement. Following expiration of Mr. Stern’s agreement on December 31, 2004, he will begin to receive the same cash compensation we pay to our other non-employee directors.

PROPOSAL 2

APPROVAL OF ANGIODYNAMICS, INC. EMPLOYEE STOCK PURCHASE PLAN

On July 20, 2004, our board of directors adopted the AngioDynamics, Inc. Employee Stock Purchase Plan (the “Plan”). We are asking our stockholders to approve the Plan. Approval of the Plan will require the affirmative vote of a majority of the votes cast at the annual meeting.

The purpose of the Plan is to provide a means by which employees of AngioDynamics and its designated subsidiaries (collectively, “participants”) may be given an opportunity to purchase AngioDynamics common stock through payroll deductions. Our board of directors believes that by providing our employees with the opportunity to acquire a proprietary interest in our company, we will be better able to attract, motivate, and retain the best available personnel for the success of our business. All eligible participants will have the same purchase rights and privileges under the Plan.

The essential features of the Plan are summarized below: This summary does not purport to be a complete description of the Plan, and is qualified by reference to the Plan. The Plan is set forth in its entirety as Appendix B to this proxy statement.

Summary of the Plan

Administration

The Plan will be administered by our board of directors. The board has the final power to construe and interpret both the Plan and the rights granted under it, and to adopt rules and regulations for the administration of the Plan. Determinations made by the board with respect to any matter or provision contained in the Plan shall be final, conclusive, and binding on the Company and all participants in the Plan.

Stock Subject to the Plan

Subject to adjustment as provided below, without the authorization of the compensation committee of the board, the maximum aggregate number of shares to be offered under the Plan will be 200,000 shares of our common stock. Shares delivered under the Plan may consist of authorized and unissued shares, treasury shares or shares purchased on the open market.

Purchase Periods and Purchase Dates

Shares of common stock will be offered under the Plan through two overlapping offering periods, each with a duration of approximately 12 months. The offering periods will commence on the first business day on or after December 1st and June 1st of each year and each consists of a series of successive three-month purchase periods. These three-month periods run from the first day of December, March, June and September. Purchases will occur on the last day of each purchase period. A participant may not participate in more than one offering period at a time.

Eligibility and Participation

Any person who, on the first day of an offering period, has been employed in a full-time capacity for at least six months, with a customary working schedule of 20 or more hours per week and more than five months in a calendar year is eligible to participate in that offering period. However, no employee is eligible to participate in the Plan if, on the first day of an offering period, the employee owns stock possessing 5% or more of the total combined voting power or value of all classes of our stock or those of any of our subsidiaries. Eligible participants may join an offering period prior to the beginning of the period.

Purchase Price

The purchase price of the shares of common stock acquired on each purchase date will be the lower of (i) 85% of the fair market value of a share of common stock on the first day of the offering period or (ii) 85% of the fair market value of a share of common stock on the last day of the purchase period, subject to any adjustments made by the board of directors in the event of changes in capitalization, dissolution or liquidation, or merger or asset sale. “Fair market value” means the closing sale price (or closing bid price if no sales are reported) of our common stock as reported by the Nasdaq Stock Market or, in the absence of an established trading market, as determined in good faith by the board of directors. If the fair market value of our common stock on any purchase date is less than the fair market value on the first day of the offering period in which such purchase date falls, then all participants shall automatically (i) be withdrawn from such offering period at the close of such purchase date and after the acquisition of shares thereon, and (ii) be enrolled in the next offering period that commences on the first business day after such purchase date.

Payroll Deductions and Stock Purchases

The purchase price of the shares will be accumulated by payroll deductions in an amount of not less than one (1%) percent and not more than ten (10%) percent (or such greater percentage as the board may establish from time to time before an offering commencement date) of a participant’s compensation on each payday during an offering period. The accumulated deduction will automatically be applied on each purchase date to the purchase of whole shares of common stocks at the purchase price in effect for that purchase date. For purposes of the Plan, eligible compensation includes salary, wages, overtime, bonuses, commissions and incentive compensation.

Special Limitations

The Plan imposes certain limitations upon a participant’s right to acquire common stock, including the following:

•	A participant may not be granted rights under the Plan and all other employee stock purchase plans of AngioDynamics and its subsidiaries to purchase more than $25,000 worth of common stock (determined based on fair market value of the stock on the first day of the offering period) for each calendar year in which the offering period is in effect; and

•	No Participant may purchase more than $2,500 worth of common stock on any one purchase date.

Withdrawal; Termination of Purchase Rights

A participant may withdraw all, but not less than all, the payroll deductions credited to his or her account and not yet used to acquire shares under the Plan any time on or before 15 days prior to a purchase date.

Purchase rights granted pursuant to any offering period under the Plan terminate immediately upon cessation of an participant’s employment for any reason. The participant will be deemed to have elected to withdraw from the Plan, and we will distribute to such participant, or, in the case of his or her death, to the person or persons designated as his or her beneficiary, all of his or her accumulated payroll deductions.

Upon a participant’s withdrawal, all of the participant’s payroll deductions credited to his or her account will be paid to such participant promptly after receipt of a notice of withdrawal, the participant’s purchase right for the offering period will automatically be terminated, no further payroll deductions for the purchase of shares will be made for such offering period, and payroll deductions will not resume at the beginning of the succeeding offering period or any offering period thereafter unless the participant re-enrolls in the Plan. A participant’s withdrawal from a given offering period will not effect such participant’s eligibility to participate in subsequent offering periods under the Plan.

No Transfer

Purchase rights granted under the Plan are not transferable by a participant and may be exercised only by the participant to whom such rights are granted.

Adjustment Provisions

The number of shares authorized but not yet issued and the purchase price thereof, and the maximum number of shares that a participant may purchase each purchase period, will be proportionately adjusted for any increase or decrease in the number of our issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of our common stock, or any other similar change in the number of our outstanding shares effected without the receipt of consideration by us.

Effect Of Certain Corporate Transactions

The Plan provides that, in the event of (i) a sale of all or substantially all of our assets or (ii) our merger with or into another corporation, the Plan will be assumed, or an equivalent plan substituted, by the successor corporation or a parent or subsidiary of the successor corporation. However, if the successor corporation refuses to assume the Plan or substitute an equivalent plan, the offering period then in progress will be shortened by changing the next purchase date to a date that falls before the date of the proposed sale of assets or merger. Similarly, in the event of a proposed dissolution or liquidation of the Company, the offering period then in progress will be shortened by changing the next purchase date to a date before the date of the proposed dissolution or liquidation. In each such instance, all participants’ purchase rights will be exercised automatically on the new purchase date unless before such date they have withdrawn from the offering period.

Stockholder Rights

No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf.

Share Proration

Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares available for issuance under the Plan at that time, then the board will make a pro rata allocation of the available shares in as uniform a manner as shall be practicable and as it shall determine to be equitable.

Duration, Amendment And Termination

Unless sooner terminated by our board of directors, the Plan will continue in effect for a term of ten (10) years.

The board may modify or amend the Plan at any time. Any modification or amendment of the Plan must be approved by the stockholders if such approval is required under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), or any regulations promulgated thereunder, Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”), or under the Nasdaq or any other applicable listing requirements.

The board may also amend or modify the Plan, and any purchase rights previously granted under the Plan, to the extent necessary to ensure the continued qualification of the Plan under Section 423 of the Code and any regulations promulgated thereunder and, if applicable, Rule 16b-3.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States Federal income taxation consequences to AngioDynamics and participants subject to U.S. taxation with respect to participation in the Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state, or foreign jurisdiction in which a participant may reside.

The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If a participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the closing selling price of the shares on the purchase date exceeded the purchase price paid for those shares, and AngioDynamics will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant also will recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.

If a participant sells or disposes of the purchased shares more than two years after his or her entry date into the offering period in which the shares were acquired and more than one year after the actual purchase date of those shares, the participant will recognize ordinary income in the year of sale or disposition equal to the lower of (i) the amount by which the closing selling price of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the closing selling price of the shares on the participant’s entry date into that purchase period. Any additional gain upon the disposition will be taxed as a long-term capital gain. AngioDynamics will not be entitled to an income tax deduction with respect to such disposition.

If a participant still owns the purchased shares at the time of death, his or her estate will recognize ordinary income in the year of death equal to the lower of (i) the amount by which the closing selling price of the shares on the date of death exceeds the purchase price, or (ii) fifteen percent (15%) of the closing selling price of the shares on his or her entry date into the purchase period in which those shares were acquired.

Recommendation of the Board of Directors

The board of directors recommends a vote FOR the approval of the AngioDynamics, Inc. Employee Stock Purchase Plan.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The audit committee of our board of directors has selected Grant Thornton LLP, independent certified public accountants, as the Company’s independent auditor for the fiscal year ending May 28, 2005. Grant Thornton has audited the Company’s financial statements since 1996. Although the selection of auditors does not require ratification, the audit committee has directed that the appointment of Grant Thornton LLP be submitted to the stockholders for ratification due to the significance of their appointment to the Company.

The proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent auditor for the fiscal year ending May 28, 2005 must be approved by the affirmative vote of a majority of the votes cast at the annual meeting.

A representative of Grant Thornton LLP is expected to be present at the annual meeting. The representative will have the opportunity to make a statement if he or she desires and to respond to appropriate questions.

Recommendation of the Board of Directors

The board of directors recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending May 28, 2005.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

AngioDynamics, Inc.

The following table sets forth the AngioDynamics common stock held by each of our directors, each of our Named Executive Officers, all of our directors and executive officers as a group and all other persons known to us who beneficially own 5% or more of the AngioDynamics outstanding common stock as of August 4, 2004. Except as otherwise noted, each individual director or named executive officer (including his or her family members) had sole voting and investment power with respect to the AngioDynamics common stock:

Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned(a)(b)	% of Outstanding Shares
E-Z-EM, Inc. 1111 Marcus Avenue Lake Success, NY 11042	9,200,000	80.4
Eamonn P. Hobbs	—	—
Robert M. Rossell	—	—
Paul J. Shea	—	—
William M. Appling	—	—
Brian S. Kunst	—	—
Howard S. Stern	—	—
Jeffery Gold	—	—
Paul S. Echenberg	—	—
David P. Meyers	—	—
Howard W. Donnelly	—	—
Dennis S. Meteny	2,000	*
Gregory D. Casciaro	500	*
Robert E. Flaherty	1,200	*
All directors and executive officers as a group (15 persons)	3,700	*

(a)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Under those rules, shares of common stock subject to options that are exercisable or will become exercisable within 60 days of August 4, 2004 are deemed to be outstanding and to be beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(b)	Does not include shares of our common stock that are subject to outstanding options held by our officers and directors that are not currently exercisable and will not become exercisable within 60 days of August 4, 2004. These options will become exercisable upon the earlier of (i) July 26, 2005 and (ii) two months after the distribution by E-Z-EM of our shares of common stock to its stockholders. These options held by our named executive officers and directors cover the following number of shares: Mr. Hobbs, 426,545 shares; Mr. Rossell, 52,272 shares; Mr. Shea, 52,272 shares; Mr. Appling, 52,272 shares; Mr. Kunst, 52,272 shares; Mr. Gold, 42,863 shares; Mr. Echenberg, 95,136 shares; Mr. Stern, 86,772 shares; Mr. Meyers, 42,863 shares; and all of our directors and executive officers as a group, 1,007,811 shares.

Also does not include shares of common stock subject to options held by our executive officers and directors that will vest and become exercisable at the rate of 25% per year commencing in 2005. These options cover the following number of shares: Mr. Hobbs, 35,500 shares; Mr. Rossell, 10,200 shares; Mr. Shea, 10,200 shares; Mr. Appling, 10,200 shares; Mr. Kunst, 8,000 shares; Mr. Gold, 6,000 shares; Mr. Echenberg, 6,000 shares; Mr. Stern, 6,000 shares; Mr. Meyers, 6,000 shares; Mr. Meteny, 25,000 shares; Mr. Donnelly, 25,000 shares; Mr. Casciaro, 25,000 shares; Mr. Flaherty, 25,000 shares; and all of our directors and executive officers as a group, 216,300 shares.

*	Less than 1%.

E-Z-EM, Inc.

Approximately 80.4% of our common stock is currently owned by E-Z-EM. Certain of our Named Executive Officers and directors will receive shares of our common stock in the distribution by E-Z-EM of our common stock to its stockholders in respect of any E-Z-EM common stock that they hold on the record date of the distribution. E-Z-EM has announced that the record date for the distribution is October 11, 2004, and that the distribution will be made on October 30, 2004. The treatment of all E-Z-EM options held by our employees, including our Named Executive Officers, is discussed below under “Certain Relationships and Related Transactions—Relationship and Arrangements with E-Z-EM—Treatment of E-Z-EM Options”.

The following table sets forth the E-Z-EM common stock held by each of our directors, each of our Named Executive Officers, all of our directors and executive officers as a group and all other persons known to us who beneficially own 5% or more of E-Z-EM’s outstanding common stock as of August 4, 2004. Except as otherwise noted, each individual director or named executive officer (including his or her family members) had sole voting and investment power with respect to the E-Z-EM common stock.

	Number of Shares of Common Stock Owned(a)		% of Outstanding Shares
Eamonn P. Hobbs	10,059		*
Robert M. Rossell	—		—
Paul J. Shea	—		—
William M. Appling	—		—
Brian S. Kunst	4,502	(b)	*
Howard S. Stern	2,040,099	(c)	19.0
Jeffery Gold	—		—
Paul S. Echenberg	83,305	(d)	*
David P. Meyers	689,167	(e)	6.4
Howard W. Donnelly	—		—
Dennis S. Meteny	—		—
Gregory D. Casciaro	—		—
Robert E. Flaherty	—		—
Stuart J. Meyers	691,973	(f)	6.4
Jonas I. Meyers	598,319	(g)	5.6
Ira Albert	800,042	(h)	7.5
Wellington Management Company	707,402	(i)	6.6
All directors and executive officers as a group (15 persons)	2,827,132		26.2

(a)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are exercisable or will become exercisable within 60 days of August 4, 2004 into shares of E-Z-EM common stock are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(b)	Includes 4,502 shares issuable under currently exercisable options at an average exercise price of $3.78 per share.

(c)	Includes 4,000 shares issuable under currently exercisable options at an average exercise price of $8.70 per share. Does not include 304,431 shares owned by Mr. Stern’s son, Seth Stern, or an aggregate of 437,677 shares owned or issuable under currently exercisable options held by Mr. Stern’s daughter, Rachel Stern Graham, her husband, Peter J. Graham, and their minor children, as to which shares Mr. Stern disclaims beneficial ownership. The information relating to Mr. Stern’s share ownership and that of the persons named in this footnote was obtained from a Schedule 13D dated September 26, 2003, filed jointly by Mr. Stern, Seth F. Stern and Rachel Stern Graham, a Form 4 filed by Mr. Stern on July 16, 2004, a Form 4 filed by Seth Stern on May 14, 2004 and a Form 4 filed by Peter Graham on May 19, 2004.

(d)	Includes 41,966 shares issuable under currently exercisable options at an average exercise price of $4.41 per share.

(e)	Includes 2,000 shares issuable under currently exercisable options at an average exercise price of $8.70 per share. Does not include (i) 121,849 shares held by Mr. Meyers’ wife, (ii) 25,773 shares held by a trust established for the benefit of his children, and (iii) 52,134 shares in which Mr. Meyers has a remainder interest and his mother has a life estate. Mr. Meyers has disclaimed beneficial ownership of all of the shares described in the preceding sentence. The information relating to Mr. Meyers’ share ownership was obtained from a Schedule 13D dated February 23, 2004, filed jointly by Mr. Meyers and others and a Form 4 filed by Mr. Meyers on August 9, 2004.

(f)	Excludes (i) 119,940 shares held by Mr. Meyers’ wife, (ii) 290,002 shares held by a trust established for the benefit of his children, and (iii) 49,632 shares in which he has a remainder interest and his mother has a life estate, as to which Mr. Meyers disclaims beneficial ownership. The information relating to Stuart J. Meyers’ share ownership was obtained from the Schedule 13D described in footnote (e), above.

(g)	Excludes 49,632 shares in which Mr. Meyers has a remainder interest and his mother has a life estate, as to which he disclaims ownership. The information relating to Jonas I. Meyers’ share ownership was obtained from the Schedule 13D described in footnote (e), above.

(h)	Mr. Albert’s share ownership was obtained from a Schedule 13D dated July 18, 2003.

(i)	Wellington Management Company’s share ownership was obtained from a Schedule 13G dated February 13, 2004. Of the shares beneficially owned by Wellington Management, 523,602 shares are owned of record by Vanguard Specialized Funds—Vanguard HealthCare Fund, or Vanguard, as reflected in a Schedule 13G dated February 5, 2004 filed by Vanguard and the Schedule 13G filed by Wellington Management.

*	Less than 1%.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation for services, in all capacities for fiscal years 2004, 2003 and 2002, of (i) those persons who were, during fiscal 2004, our Chief Executive Officer (“CEO”) (Eamonn P. Hobbs), and (ii) those persons who were, at the end of fiscal 2004, our four most highly compensated executive officers other than our CEO (collectively, with the CEO, the “Named Executive Officers”).

		Annual Compensation			Long-Term Compensation			All Other Compen- sation(3) ($)
	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compen- sation(1) ($)	Restricted Stock Awards ($)	Awards	Payouts
Name and Principal Position						Securities Underlying Options(2) (#)	LTIP Payouts ($)
Eamonn P. Hobbs President, Chief Executive Officer	2004 2003 2002	$254,400 240,000 218,820	$126,882 96,600 114,880	None None None	None None None	None None None	None None None	$10,572 8,470 22,760

Robert M. Rossell Vice President	2004 2003 2002	$156,000 150,000 136,763	$65,286 63,777 61,543	None None None	None None None	None None None	None None None	$10,016 8,384 8,156

Paul J. Shea Vice President	2004 2003 2002	$156,000 150,000 136,763	$65,286 63,777 61,543	None None None	None None None	None None None	None None None	$11,119 8,384 8,157

William M. Appling Vice President	2004 2003 2002	$148,500 135,000 125,040	$63,484 57,949 56,268	None None None	None None None	None None None	None None None	$10,518 8,508 7,828

Brian S. Kunst Vice President	2004 2003 2002	$143,000 130,000 119,830	$59,845 55,640 53,923	None None None	None None None	None None None	None None None	$10,829 8,507 7,527

(1)	We have concluded that the aggregate amount of perquisites and other personal benefits paid to each of the Named Executive Officers for fiscal 2004, 2003 and 2002 did not exceed the lesser of 10% of such officer’s total annual salary and bonus for fiscal 2004, 2003, or 2002, or $50,000; such amounts are, therefore, not reflected in the table.

(2)	Options are exercisable into our common stock.

(3)	For each of the Named Executive Officers, the amounts reported include amounts we contributed under our Profit Sharing Plan and, as matching contributions, under the companion 401(k) Plan. For fiscal 2004, 2003, and 2002, such amounts contributed were: $9,764, $7,787, and $9,115 respectively, for Mr. Hobbs; $10,698, $7,970, and $7,779 respectively, for Mr. Rossell; $10,689, $7,970, and $7,780 respectively, for Mr. Shea; $10,109, $8,136, and $7,483 respectively for Mr. Appling; and $9,635, $8,209 and $7,197 respectively, for Mr. Kunst.

For each of the Named Executive Officers, the amounts reported include term life insurance premiums we paid. For fiscal 2004, 2003, and 2002, such amounts contributed were: $808, $683, and $395 respectively, for Mr. Hobbs; $430, $414, and $377 respectively, for Mr. Rossell; $430, $414, and $377 respectively, for Mr. Shea; $409, $372, and $345 respectively for Mr. Appling; and $394, $358, and $330 respectively, for Mr. Kunst.

For Mr. Hobbs, the amounts reported include premiums we paid under split dollar life insurance arrangements (“arrangements”). For fiscal 2004 and 2003, no amounts were paid by us under any split dollar life insurance arrangement. For fiscal 2002, $16,628 was paid for Mr. Hobbs. During fiscal 2003, such arrangements were modified. Under the amended terms of the arrangements, title and ownership of the policy was transferred to us and we will continue to pay all insurance premiums. Upon Mr. Hobbs’ death, his beneficiaries will be entitled to a death benefit, the amount of which was determined as of July 2003. We will be entitled to the remaining life insurance proceeds. We will also be entitled at all times to the cash surrender value of the life insurance policy.

Option/SAR Grants Table

We did not grant any stock options or stock appreciation rights to any of the Named Executive Officers during fiscal 2004.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

There were no option exercises by the Named Executive Officers during fiscal 2004. The following table sets forth the fiscal year-end value of all stock options held by such officers on an aggregated basis:

	Shares Acquired on Exercise (#)	Value Related ($)	Number of Securities Underlying Unexercised Options at May 29, 2004	Value of Unexercised In-the-Money Options at May 29, 2004(1)
Name			Exercisable/ Unexercisable(2) (#)	Exercisable/ Unexercisable(2) ($)
Eamonn P. Hobbs	—	—	—/426,545	$4,192,947
Robert M. Rossell	—	—	—/52,272	$513,844
Paul J. Shea	—	—	—/52,272	$513,844
William M. Appling	—	—	—/52,272	$513,844
Brian S. Kunst	—	—	—/52,272	$513,844

(1)	Options are “in-the-money” if on May 29, 2004, the market price of the stock exceeded the exercise price of such options. On May 29, 2004, the closing price of our common stock was $14.18. The value of such options is calculated by determining the difference between the aggregate market price of the stock covered by the options on May 29, 2004 and the aggregate exercise price of such options.

(2)	Options are exercisable into common stock of AngioDynamics.

Long-Term Incentive Plan Awards Table and Defined Benefit or Actuarial Plan Table

We do not maintain any long-term incentive plans or defined benefit or actuarial plans.

Employment Contracts and Termination of Employment and Change in Control Arrangements

We do not have any employment, termination of employment, or change in control agreements with any of our executive officers.

Report on Repricing of Options / SARs

In fiscal 2004, we did not adjust or amend the exercise price of any stock options previously awarded to any of the Named Executive Officers.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The following directors serve on the Company’s Compensation Committee: Gregory D. Casciaro, Robert E. Flaherty and Jeffrey G. Gold. None of these directors was an officer or employee of the Company or any of its subsidiaries during 2004, nor was formerly an officer or employee of the Company or any of its subsidiaries. None of such directors had any relationship requiring disclosure by us under Item 404 of Regulation S-K.

Compensation Committee Report on Executive Compensation

COMPENSATION COMMITTEE REPORT

General

The compensation committee of the board of directors (the “Compensation Committee”) is composed solely of directors who are not current or former employees of AngioDynamics, Inc. (the “Company”) and each is independent under the revised listing standards of The Nasdaq Stock Market, Inc. The board of directors (the “Board”) has delegated to the Compensation Committee the responsibility to evaluate and make recommendations to the Board regarding the compensation of the Chief Executive Officer (“CEO”) and to approve the compensation of the other executive officers of the Company. The Compensation Committee also administers all executive compensation programs, incentive compensation plans and equity-based plans and all other compensation and benefit programs current in place at the Company.

Compensation Philosophy and Objectives

The Company operates in an extremely competitive industry. The Committee believes that the compensation programs for the executive officers should be designed to attract, motivate and retain talented executives responsible for the Company’s success and should be determined within a framework based on the achievement of the Company’s operating plans, particularly revenue from existing and new products, profits and operating margins; individual contribution; and financial performance relative to the Company’s competitors. Within this overall philosophy, the Committee’s objectives are to:

•	Offer a total compensation program that takes into consideration the compensation practices of similarly situated companies with which the Company competes for executive talent.

•	Provide annual bonus incentive awards that are based on the Company’s meeting or exceeding its EBIT budget and individual executive performance.

•	Align the financial interests of executive officers with those of stockholders by providing significant equity-based, long-term incentives.

The three components of the compensation program for executive officers are base salary, annual cash incentives and long-term equity-based incentive awards in the form of stock options. These components are administered with the goal of providing total compensation that is competitive in the marketplace, recognizes meaningful differences in individual performance, and offers the opportunity to earn superior rewards when merited by individual and corporate performance.

Base Salaries

The base salary for each executive officer is determined at levels considered appropriate for comparable positions at similarly situated companies, which are defined as publicly traded companies of similar size in the health care industry. The Compensation Committee’s policy is to establish base salary ranges for executive officer positions, including that of the CEO, around the average of the salaries paid by such companies. In determining these salary ranges for executive officer positions, the Compensation Committee reviewed information from a compensation survey conducted on the Company’s behalf by an independent consulting company covering compensation levels at a variety of similarly sized health care companies. Adjustments to each individual’s base salary were made based on annual performance reviews in addition to the assessment of market competitiveness.

Annual Cash Incentives

The Compensation Committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of annual incentive cash bonuses. The annual incentive awards for executive officers are determined on the basis of the Company’s achievement of the financial performance targets established at the beginning of the fiscal year and also include a factor for each individual executive’s contribution to the Company’s performance. The incentive plan sets a threshold level of the Company’s performance based on earnings before interest and taxes (“EBIT”) that must be attained before any incentives are awarded. Once the fiscal year’s threshold is reached, specific formulas are in place to calculate the actual incentive payment for each executive officer and additional compensation may be awarded if the threshold is exceeded and if specific previously agreed objectives are achieved. In fiscal 2004, the Company exceeded its corporate performance targets. Awards paid reflected those results plus individual accomplishments of the executive officers.

Long-Term, Equity-Based Incentive Awards

Stock Incentives. In 2004, the Company adopted its 2004 Stock and Incentive Award Plan (the “2004 Plan”) to supplement the Company’s 1997 Stock Option Plan (the “1997 Plan”), under which a minimal number of shares remain available for option grants. The 2004 Plan provides for the grant of incentive awards, which may be, but need not be, in the form of performance share awards, performance unit awards, restricted stock awards and restricted stock unit awards, as well as incentive and non-qualified stock options and stock appreciation rights. The Committee expects to make grants of stock options and may, in the future, offer other types of awards allowed under the 2004 Plan in order to provide executive officers with an opportunity to share, along with stockholders, in the long-term performance of the Company and to reward officers for their contribution to the Company’s performance.

As planned, stock option grants generally will be made initially to each executive officer upon his or her joining the Company and satisfying the requirements for eligibility under the Company’s stock option plans, with additional grants being made annually in smaller amounts as options under the initial grants vest. Stock options granted under the 2004 Plan will generally have a four-year vesting schedule, and generally expire ten years from the date of grant. The exercise price of options granted under both of the Company’s stock option plans is at least 100% of the fair market value of the underlying stock on the date of grant. The number of stock options granted to each executive officer is generally based upon several factors, including the executive officer’s position with the Company and salary and performance, and are targeted to approximate the grants made, on average, by similarly situated companies to executives with similar responsibilities. The Compensation Committee did not make any stock option grants in fiscal 2004 under either the 2004 Plan or the 1997 Plan to the Company’s executive officers in anticipation of the Company’s initial public offering (the “IPO”), but has made, and expects to make additional, stock option grants in fiscal 2005 in accordance with the above guidelines.

CEO Compensation

The Compensation Committee evaluates, at least annually, the performance of the Company’s CEO and recommends to the Board for approval the CEO’s annual compensation, including salary, bonus, and equity-based compensation. For fiscal 2004, Mr. Hobbs’ base salary and incentive bonus compensation were determined in accordance with the criteria described above. In June 2003, Mr. Hobbs received a salary increase of $14,400 reflecting the Compensation Committee’s positive assessment of his performance, particularly the achievement of the Company’s financial goals for fiscal 2003, and his leadership in that effort. Mr. Hobbs earned $254,400 in base salary compensation during fiscal 2004.

Mr. Hobbs received an incentive bonus of $126,882 for fiscal 2004, reflecting the Company’s EBIT exceeding that projected in its fiscal 2004 budget, his leadership in the IPO process, and his personal contribution to the Company’s exceeding its financial goals for the year.

Internal Revenue Code Section 162(m) Considerations

Section 162(m) of the Internal Revenue Code prohibits a publicly-held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) and to the four most highly compensated officers of the Company other than the chief executive officer as of the end of the Company’s fiscal year. The Company has not established a policy with respect to Section 162(m) of the Internal Revenue Code because the Company has not paid, and does not currently anticipate paying, annual compensation in excess of $1 million to any employee.

The Compensation Committee

Robert E. Flaherty (Chairman)

Gregory D. Casciaro

Jeffrey G. Gold

Equity Compensation Plan Information

The following table sets forth information, as of May 29, 2004, with respect to compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders	1,490,318	$5.12	1,707,357	(1)
Equity compensation plans not approved by security holders	None	None	None
Total	1,490,318	$5.12	1,707,357

(1)	Includes an aggregate of 707,357 shares reserved for issuance under our 1997 Stock Option Plan, our Spin-Off Adjustment Stock Option Plan for Certain Participants in the E-Z-EM, Inc. 1983 Stock Option Plan, and our Spin-Off Adjustment Stock Option Plan for Certain Participants in the E-Z-EM, Inc. 1984 Directors and Consultants Stock Option Plan. Also includes 1,000,000 shares reserved for issuance under our 2004 Stock and Incentive Award Plan, which provides for grants of stock options, restricted stock, stock appreciation rights, performance units, performance shares, and incentive awards.

AUDIT MATTERS

Audit Committee Report

The Audit Committee of the Board of Directors (the “Committee”) is composed of three directors, each of whom has been determined by the Board Of Directors (the “Board”) to be independent under the listing standards of the Nasdaq Stock Market (“Nasdaq”). The Committee operates under a written Audit Committee Charter (the “Charter”), which was adopted by the Board of Directors on April 19, 2004, and a copy of which is attached as Appendix A to this proxy statement.

Management of the Company is responsible for internal controls, the financial reporting process and compliance with laws and regulations and ethical business standards. Grant Thornton LLP, (“Grant Thornton”) the Company’s independent auditor, is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Committee is charged with the duty to monitor and oversee these processes.

Pursuant to the Charter, the primary responsibilities of the Committee are to assist the Board in its oversight of (i) the integrity of the Company’s financial statements, financial reporting process, system of internal controls over financial reporting, and audit process, (ii) the Company’s compliance with, and process for monitoring compliance with, legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and its independent auditor, including, without limitation, ensuring that interim quarterly financial statements are reviewed by the Company’s independent auditor.

The Committee has the authority to select, determine the compensation paid to, and replace the Company’s outside auditor. In fiscal 2004, the Company utilized Grant Thornton as its independent auditor, as did E-Z-EM, Inc., which owns 80.4% of the Company’s outstanding common stock. The Company has agreed that, as long as E-Z-EM is required to consolidate the Company within its financial statements, the Company will use E-Z-EM’s auditor. The Committee must pre-approve all audits and permitted non-audit services to be performed by the independent auditor.

The Charter provides that the Committee shall always consist of not less than three members, all of whom must be independent directors. No member of the Committee may serve on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to serve effectively on the Committee, and discloses this determination in the proxy statement. To carry out its responsibilities, the Committee met three times during fiscal year 2004.

The Committee met with both management and the Company’s independent auditor to review and discuss the Company’s financial statements for the fiscal year ended May 29, 2004, prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Committee’s review included discussion with Grant Thornton of matters that are required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees) and Statement on Auditing Standards No. 90 (Audit Committee Communications).

The Committee discussed with Grant Thornton matters relating to Grant Thornton’s independence, including the written disclosures and the letter provided by Grant Thornton to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Grant Thornton informed the Committee that it was independent with respect to the Company within the regulations promulgated by the Securities and Exchange Commission and the requirements of the Independence Standards Board. The Committee also considered whether the non-audit consulting services provided by Grant Thornton could have impaired its independence. The Committee has concluded that Grant Thornton is independent of the Company and its management.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended May 29, 2004 for filing with the Securities and Exchange Commission.

The Audit Committee

Dennis S. Meteny (Chairman)

Howard W. Donnelly

Robert E. Flaherty

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by the independent auditor, Grant Thornton LLP, for the audit of the Company's financial statements for the fiscal years ended May 29, 2004 and May 31, 2003, and fees billed for other services rendered by Grant Thornton LLP during those periods:

	2004	2003
	(in thousands)
Audit Fees(1)	$440	$77
Audit-Related Fees(2)	33	25
Tax Fees(3)	—	4
All Other Fees	—	—

	$473	$106

(1)	Fees paid for professional services in connection with the audit of our annual financial statements, review of our quarterly financial statements and procedures relating to our registration statement on Form S-1.

(2)	Audit-related fees consist primarily of profit sharing and 401(k) plan audits, interpretation of accounting standards and a review of internal controls.

(3)	Tax fees include all tax services relating to tax compliance, tax advice and tax planning.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

1.	Audit services include audit work performed on the financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.	Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.	Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent auditor’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

4.	Other Fees are those associated with services not captured in the other categories. The Company generally doesn’t request such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves independent auditor services within each category. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget quarterly throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship and Arrangements with E-Z-EM

We have entered into a master separation and distribution agreement and other agreements with E-Z-EM that relate to our relationship with E-Z-EM both currently and after the scheduled distribution by E-Z-EM to its stockholders of all of the shares of our common stock held by E-Z-EM. In this section of the proxy statement, references to E-Z-EM include all of its subsidiaries except us.

Master Separation and Distribution Agreement

The master separation and distribution agreement contains the key provisions related to our separation from E-Z-EM and the distribution of our shares to E-Z-EM’s common stockholders. The other agreements referenced in the master separation and distribution agreement govern various interim and ongoing relationships between E-Z-EM and us. These agreements consist of a corporate agreement and a tax allocation and indemnification agreement.

The Distribution

The master separation and distribution agreement governs the rights and obligations of E-Z-EM and our company regarding our completed initial public offering and the proposed distribution by E-Z-EM to its common stockholders of the shares of our common stock held by E-Z-EM, which is also referred to in this section of the proxy statement as the “distribution.” E-Z-EM has announced that will make the distribution on October 30, 2004.

We are required to cooperate with E-Z-EM to accomplish the distribution and, at E-Z-EM’s direction, to promptly take any and all actions necessary or desirable to effect the distribution.

Indemnification

Under the master separation and distribution agreement, we will indemnify E-Z-EM and its officers, directors, stockholders, employees or other representatives from all losses they suffer arising out of or due to any of the following:

•	our failure to pay, perform or discharge in due course the liabilities, if any, assumed by us in connection with the distribution or our separation from E-Z-EM;

•	our failure to comply with the terms of the master separation and distribution agreement or any of the other agreements we enter into with E-Z-EM in connection with the distribution;

•	any untrue statement of a material fact or material omission contained in the prospectus for our initial public offering or any similar documents relating to the offering, other than information provided by and related to E-Z-EM, or, in connection with the distribution, if we provide E-Z-EM with such information about our business;

•	any action or inaction by us that causes the distribution by E-Z-EM of our stock to its stockholders to be taxable to E-Z-EM or its stockholders, to the extent E-Z-EM or its stockholders are adversely affected;

•	any out-of-pocket payments by E-Z-EM under its $500,000 self-insurance retention, which are limited to $500,000 per claim, and any increases in E-Z-EM’s insurance premiums caused by claims based upon our business;

•	any defense of any claims, investigations or proceedings arising out of or in connection with the funding and other payment obligations of AngioDynamics related to E-Z-EM’s benefit plans;

•	any credit support agreement (e.g., guaranties) previously entered into by E-Z-EM for our benefit;

•	any proceedings relating to the operation of our business prior to the date of distribution in which E-Z-EM is a defendant solely because it was our stockholder;

•	any claims arising with respect to one of our pre-distribution employment arrangements;

•	any claims based on our gross negligence or willful misconduct in performing intercompany services; or

•	any claims based on our manufacturing and production for E-Z-EM.

If the distribution of our stock to E-Z-EM stockholders fails to qualify as a tax-free spin-off, there will be adverse tax consequences to both E-Z-EM and to E-Z-EM’s stockholders. At the E-Z-EM level, the distribution will be treated as if the stock of AngioDynamics was sold and E-Z-EM will be subject to both Federal and state income tax based upon the spread between its tax basis in the stock and the fair market value of the stock on the date of distribution. E-Z-EM’s stockholders will be subject to a 15% dividend tax at the Federal level and possibly to state taxes based upon the fair market value of the dividend. Assuming, (i) E-Z-EM’s current tax basis in AngioDynamics of $24.5 million is unchanged at the time of the distribution, (ii) the fair market value of the 9,200,000 shares of our common stock distributed to E-Z-EM’s stockholders is $13 per share, (iii) a 15% U.S. Federal tax rate on qualified dividends, (iv) zero tax to stockholders at the state level and, (v) a 37% combined Federal and the state tax rate for E-Z-EM, then our potential indemnification obligation (assuming the failure to qualify for tax-free treatment was caused by us) would aggregate approximately $53.2 million, including $35.2 million to E-Z-EM and $18.0 million to E-Z-EM’s stockholders. If any of these factors should be different at the time the distribution is completed, our liability could be greater or less.

E-Z-EM will indemnify us and our officers, directors, stockholders, employees or other representatives from any and all losses we or any such person suffers arising out of or due to any of the following:

•	E-Z-EM’s failure to pay, perform or discharge in due course E-Z-EM’s liabilities that are not assumed by us in connection with the distribution or our separation from E-Z-EM;

•	E-Z-EM’s failure to comply with the terms of the master separation and distribution agreement or any of the other agreements we enter into with E-Z-EM in connection with the distribution;

•	any action or inaction by E-Z-EM that causes the distribution to be taxable, to the extent we or our stockholders are adversely affected;

•	any defense of any claims, investigations or proceedings arising out of E-Z-EM’s benefit plans if caused by the gross negligence or willful misconduct of E-Z-EM personnel;

•	any claims arising out of pre-distribution employment arrangements for which E-Z-EM is liable under the master separation and distribution agreement; or

•	any claims based on E-Z-EM’s gross negligence or willful misconduct in performing intercompany services.

All indemnification amounts will be reduced by any insurance proceeds and other offsetting amounts actually recovered by the party entitled to indemnification.

Conflicts of Interest

Although E-Z-EM will be able to control our activities prior to its distribution of our common stock, we and E-Z-EM have agreed in the master separation and distribution agreement that, for a period of two years from the completion of our initial public offering and subject to limited exceptions, each company will not engage in any activities or lines of business included within the other’s business at the time of the offering. Additionally, during this two-year period, the master separation and distribution agreement provides that we and E-Z-EM have no right to claim a corporate opportunity in business opportunities that fall within the other company’s current business.

Access to Information

Under the master separation and distribution agreement, we and E-Z-EM are obligated to provide each other access to information as follows:

•	we and E-Z-EM will provide each other with any information in our respective possession that the other party requests (i) to comply with requirements imposed on the requesting party by a governmental authority, (ii) for use in any proceeding or to satisfy audit, accounting, regulatory, litigation, tax or similar requirements, or (iii) to comply with its obligations under the master separation and distribution agreement or any ancillary agreement;

•	after the distribution, we and E-Z-EM will use reasonable commercial efforts to make available each other’s past, present and future directors, officers, other employees and agents as witnesses in any legal, administrative or other proceedings in which the other party may become involved;

•	the company providing information, consultant or witness services under the master separation and distribution agreement will be entitled to reimbursement from the other for reasonable expenses incurred in providing this assistance;

•	we will retain all proprietary information in our possession relating to our business for a period of time and, if we intend to destroy this information after the retention period, we must give E-Z-EM opportunity to take possession of the information; and

•	we and E-Z-EM will hold in strict confidence all information concerning or belonging to the other for a period of up to six years.

Use of Funds

Pursuant to the master separation and distribution agreement, we used part of the proceeds of our initial public offering to repay $3,000,000 of indebtedness to E-Z-EM and E-Z-EM capitalized the remaining $13,148,000 of our indebtedness to E-Z-EM.

Termination

The master separation and distribution agreement may be terminated by the mutual consent of E-Z-EM and us.

Expenses

In general, E-Z-EM and our company will each be responsible for our own costs (including all associated third-party costs) incurred in connection with the transactions contemplated by the master separation and distribution agreement. However, under the agreement we paid all costs and expenses, including those incurred by E-Z-EM, in connection with our initial public offering, and E-Z-EM has agreed to pay all costs, including associated third party costs, of the distribution.

Support Services, Manufacturing and Distribution Arrangements

The master separation and distribution agreement also governs the provision by E-Z-EM to us of support services, such as:

•	accounting and finance;

•	legal services;

•	consulting;

•	sales and marketing, to a limited extent; and

•	other general administrative functions.

For providing the preceding services, E-Z-EM will receive compensation from us based upon the companies’ estimates of the relative amount of time that E-Z-EM personnel will spend performing these services for AngioDynamics and E-Z-EM. E-Z-EM and AngioDynamics believe that the aggregate amount payable to E-Z-EM for these services will not exceed $220,000. The terms of these services will expire no later than December 31, 2004, unless terminated sooner by E-Z-EM.

Under the master separation and distribution agreement, we will also provide E-Z-EM with manufacturing services consistent with those provided prior to the distribution. On January 1, 2005, the prices E-Z-EM pays will increase so as to result in our achieving a gross margin of 50% on each product. These services will terminate on December 31, 2005, unless terminated sooner by E-Z-EM upon 60 days notice.

Under this agreement, we have agreed to engage subsidiaries of E-Z-EM as distributors of our products in Canada and the United Kingdom pursuant to exclusive three-year distribution agreements in substantially the form we use for unrelated distributors.

Treatment of E-Z-EM Options

E-Z-EM has advised us that to give effect to the separation of our company from E-Z-EM, it intends to reduce the exercise price of and, if necessary, reduce or increase the number of shares subject to, all E-Z-EM stock options, including options held by our officers and directors, outstanding prior to the date that E-Z-EM distributes our shares of common stock to its stockholders. Under our master separation and distribution agreement with E-Z-EM, we have agreed to grant options to purchase shares of our common stock to the E-Z-EM option holders at that time. The number of shares subject to, and exercise prices of, the adjusted E-Z-EM options and the AngioDynamics options will be set so that the adjusted E-Z-EM options and the AngioDynamics options will have the same ratio of exercise price to market price, and, to the extent possible, the same aggregate difference between the market price and exercise price, or intrinsic value, as did the E-Z-EM options at the time of the distribution. We will use the opening market price of the E-Z-EM and AngioDynamics common stock on the first trading day immediately following the distribution to determine the number of shares subject to, and the exercise price of, the adjusted E-Z-EM options and AngioDynamics options to be issued.

Except for the adjusted exercise price, and, if applicable, the number of shares subject to the options, the terms and conditions of the E-Z-EM options, including the vesting provisions, will remain the same. In connection with the grant of AngioDynamics options, we have adopted certain option plans intended to substantially “mirror” the provisions of the E-Z-EM option plans under which the outstanding E-Z-EM options were granted. We have reserved an aggregate of 700,000 shares of our common stock under these plans. To ensure that each AngioDynamics option is granted without any additional benefit not provided by the underlying outstanding E-Z-EM option, the AngioDynamics options will be granted under the terms of the corresponding “mirror” plan. The AngioDynamics options will vest and become exercisable in accordance with the terms of the E-Z-EM options to which they relate, and will expire as follows. For our officers and directors, one-half of the AngioDynamics options will expire upon the later of (i) 12 months after one-half of the options become exercisable in full and (ii) November 22, 2005. The remaining one-half of the options will expire upon the later of (i) 24 months after the remaining one-half of the options become exercisable in full and (ii) November 22, 2006. For all other options recipients, one-half of their options will expire upon the later of (i) 12 months after one-half of the options become exercisable in full and (ii) 12 months from the date of the completion by E-Z-EM of the distribution of our shares to its stockholders. The remaining one-half of their options will expire upon the later of (i) 24 months after the remaining one-half of the options become exercisable in full and (ii) 24 months from the date of the completion by E-Z-EM of the distribution. However, in no event will the options be exercisable beyond the exercise period of the E-Z-EM options to which they relate.

Corporate Agreement

If the distribution of our shares by E-Z-EM is not completed, E-Z-EM would not be permitted to sell its shares of our common stock without registration under the Securities Act or a valid exemption thereunder.

Additionally, if we issue additional shares or other voting equity interests, the ownership interest of E-Z-EM in our voting shares would likely decrease below the levels necessary for E-Z-EM to complete a tax-free distribution of our shares, as is currently contemplated. For these reasons, and to provide for certain other matters of a “corporate” nature, we have entered into an agreement with E-Z-EM to provide E-Z-EM with certain preemptive rights, registration rights and rights related to private sales of our common stock. We have also agreed for our fiscal year and annual audit to coincide with those of E-Z-EM. E-Z-EM has agreed not to vote its shares so as to cause the composition of our board of directors to not have a sufficient number of independent directors or a “financial expert” if required under the Sarbanes-Oxley Act of 2002 and applicable Nasdaq rules and regulations. E-Z-EM has also agreed not to cast any other votes that would preclude us from qualifying for listing or being quoted as a public company under applicable securities laws or regulations, including the Sarbanes-Oxley Act of 2002 and rules and regulations applicable to Nasdaq companies.

In the context of the corporate agreement, unless the context below indicates to the contrary, references to E-Z-EM are deemed to include references to E-Z-EM’s wholly-owned affiliates or any entity that in the future wholly-owns E-Z-EM (or a wholly-owned subsidiary of such a company).

Approval Rights for Issuances

We have agreed with E-Z-EM that we will not issue equity securities or convertible debt without E-Z-EM’s prior consent if the issuance would cause E-Z-EM to own less than 80% of our outstanding equity or voting power on a fully-diluted basis or otherwise cause the distribution not to be tax-free to E-Z-EM and its stockholders. E-Z-EM’s consent right will terminate upon the earliest of (i) E-Z-EM notifying us that it is abandoning the distribution, (ii) completion of the distribution by E-Z-EM, (iii) February 5, 2005, or (iv) August 5, 2005 if, by February 5, 2005, E-Z-EM obtains an opinion of counsel that completion of the distribution after February 5, 2005 will not result in the distribution being taxable to E-Z-EM and its stockholders. E-Z-EM may be unwilling to give its consent before completing the distribution or may impose conditions in its consent, including the right to acquire such number of our securities so as to enable it to maintain its percentage ownership of our securities.

Registration Rights

The demand registration rights under the corporate agreement become effective in December 2004. All registration rights terminate at such time as E-Z-EM no longer owns at least five percent of our issued and outstanding common stock or, if earlier, when E-Z-EM could sell all of the shares of our common stock owned by it pursuant to Rule 144 under the Securities Act during any three-month period. The corporate agreement covers those shares of our common stock that are held by E-Z-EM. The rights thereunder are not otherwise transferable to unaffiliated companies.

Demand Registration

E-Z-EM can require us to register for offer and sale all or a portion of our common stock held by E-Z-EM so long as the shares that E-Z-EM requires us to register, in each case, represent at least five percent of the then outstanding shares of our common stock. E-Z-EM may request no more than one demand registration or “unregistered demand” (described under “Private Sales,” below) during any twelve-month period.

Terms of Each Offering

E-Z-EM will designate whether its offering of common stock effected pursuant to a demand registration is a one time offering or a shelf registration. In any case, we will only be required to keep the applicable registration statement effective until the earlier of 120 days from the effective date of the registration statement or until E-Z-EM has disposed of the shares covered thereby. E-Z-EM has the right to designate the lead managing underwriter in any such offering. If the shares covered by the registration statement have an aggregate value in excess of $20 million, we may designate a co-managing underwriter, subject to E-Z-EM’s acceptance of such underwriter.

Timing of Demand Registrations

In addition to the above-noted limitation of one demand registration during any 12-month period, we will not be required to undertake a demand registration (or the preparation of an offering memorandum for private sales) within six months of the completion of an offering under a previous demand registration. In addition, we have the right, which may be exercised once in any 12-month period, to postpone the filing or effectiveness of any demand registration for up to 90 days if we determine that such registration would reasonably be expected to require the disclosure of non-public information concerning a material event or transaction and such disclosure would have a material adverse effect on us.

Piggy-Back Registration Rights

If we at any time intend to file on our behalf, or on behalf of any of our other security holders, a registration statement in connection with a public offering of any of our securities on a form and in a manner that would permit the registration for offer and sale of our common stock held by E-Z-EM, then E-Z-EM will have the right to include its shares in that offering. The number of shares sought by E-Z-EM to be included must constitute at least five percent of our issued and outstanding shares of common stock. If the managing underwriter notifies us that the number of securities proposed to be registered in the offering exceeds the number that can be sold in such offering, we will include in such offering the number of securities that, in the opinion of the managing underwriter, can be sold, as follows:

•	first, the securities that we propose to sell for our own account;

•	second, the shares of common stock that E-Z-EM requests to be included; and

•	third, other securities requested to be included in the offering.

Private Sales

Subject to the yearly limitation on demand registrations described above, E-Z-EM may require us to prepare and distribute an offering memorandum in connection with any unregistered offering of E-Z-EM’s shares of our common stock (an unregistered demand). The limitations above on E-Z-EM’s share ownership, the threshold amount of shares being sold, and our ability to postpone the sale apply equally to these unregistered offerings.

Expenses

We will be responsible for applicable registration and private offering expenses in connection with the performance of our obligations for a registration or a private sale under the applicable provisions of the corporate agreement. E-Z-EM will be responsible for all of the fees and expenses of its counsel, any applicable underwriting discounts or commissions or placement agent’s fees and commissions, and any registration or filing fees with respect to the shares of our common stock being sold by E-Z-EM, as applicable.

Indemnification

With respect to both registered and unregistered offerings, the corporate agreement provides for indemnification and contribution by us for the benefit of E-Z-EM and its affiliates and representatives. In limited situations, the corporate agreement provides for indemnification by E-Z-EM for our benefit, as well as for any underwriters with respect to the information included in any registration statement, prospectus or related document.

Transfer

Other than with respect to transfers by E-Z-EM to any of the entities described above, the transfer by E-Z-EM of its rights under the corporate agreement will not entitle the transferees of those rights to the benefits of the corporate agreement. Transfer rights do not “attach” to the shares of our common stock.

Other Covenants

We have agreed that, for so long as E-Z-EM beneficially owns at least 50% of our outstanding common stock, we will not (without E-Z-EM’s prior consent) take any action that would limit the ability of E-Z-EM or its transferee to transfer its shares of our common stock. In addition, during the two year period following the distribution, we will not take any action or enter into any agreement that would reasonably be expected to result in the distribution not being tax-free to E-Z-EM and its stockholders without the written consent of E-Z-EM.

Under the corporate agreement, we have agreed to keep E-Z-EM’s auditors as our auditors and to keep our fiscal year unchanged. We have also agreed to provide to E-Z-EM and its independent auditors all information and documents required and to otherwise coordinate the audit of our financial statements and the preparation of our interim financial statements so that E-Z-EM or its auditors, as applicable, will be able to prepare, file and distribute E-Z-EM’s financial statements and audit report in a timely manner. We have also agreed to provide to E-Z-EM and its independent auditors access to the auditor who reviewed our financial statements so that E-Z-EM and its independent auditors may conduct their audits relating to our financial statements. Additionally, we will not change our significant accounting policies for periods in which our financial results are included in E-Z-EM’s consolidated financial statements unless we are required to do so to comply, in all material respects, with generally accepted accounting principles or SEC requirements. We have also agreed to consult with E-Z-EM regarding the timing and content of its earnings releases. The foregoing obligations will survive for so long as E-Z-EM is entitled to consolidate our company within its audited financial statements.

Tax Allocation and Indemnification Agreement

Allocation of Taxes

We have also entered into a tax allocation and indemnification agreement (“tax allocation agreement”) with E-Z-EM. The tax allocation agreement governs the respective rights, responsibilities and obligations of E-Z-EM and us with respect to tax liabilities and benefits, tax attributes, tax contests and other matters regarding income taxes, non-income taxes and related tax returns.

In general, under the tax allocation agreement:

•	E-Z-EM is responsible for any U.S. Federal income taxes of the affiliated group of which E-Z-EM is the common parent. However, during the period (or portion of a period) that we are included in the affiliated group beginning after the date of this offering, we are responsible for our share of such income tax liability computed as if we had filed a separate Federal income tax return that included only us for that period (or portion of a period). For any periods beginning after the distribution of E-Z-EM of its shares of our common stock to its stockholders, we will be responsible for our own U.S. Federal income taxes.

•	E-Z-EM is responsible for any U.S. Federal income taxes reportable on a consolidated return that includes E-Z-EM or one of its subsidiaries and us. However, if we are included in such a group for U.S. Federal income tax purposes for periods (or portions thereof) beginning after the date of this offering, we are responsible for our portion of such income tax liability as if we had filed a separate tax return that included only us for that period (or portion of a period).

•	E-Z-EM is responsible for any U.S. Federal income taxes reportable on returns that include only E-Z-EM and its subsidiaries (excluding us), and we are responsible for any state or local income taxes filed on returns that include only us.

•	E-Z-EM and we are each responsible for any non-income taxes attributable to our business for all periods.

E-Z-EM is primarily responsible for preparing and filing any tax return for the E-Z-EM affiliated group for U.S. Federal income tax purposes. We are responsible for preparing and filing any tax returns that include only us.

We generally have exclusive authority to control tax contests related to tax returns that include only us and our subsidiaries. E-Z-EM generally has exclusive authority to control tax contests related to any tax returns of the E-Z-EM affiliated group for U.S. Federal income tax purposes and related to any consolidated, combined or unitary group for U.S. state or local income tax purposes that includes E-Z-EM or any of its subsidiaries. However, E-Z-EM must consult with us with respect to any tax issue relating to us or any of our subsidiaries.

The tax allocation agreement also assigns responsibilities for administrative matters, such as the filing of returns, payment of taxes due, retention of records and conduct of audits, examinations or similar proceedings. In addition, the tax allocation agreement provides for cooperation and information allocation with respect to taxes.

Preservation of the Tax-free Status of the Distribution

E-Z-EM has received a private letter ruling from the IRS that the distribution will qualify as a tax-free distribution for which no gain or loss is recognized by E-Z-EM or its stockholders for Federal income tax purposes under Section 355 and related provisions of the Internal Revenue Code. In order to obtain the ruling, we were required to make certain representations regarding our company and our business and E-Z-EM was required to make certain representations regarding it and its business. We have also agreed to certain restrictions that are intended to preserve the tax-free status of the distribution. We may take certain actions otherwise prohibited by these covenants if E-Z-EM seeks and obtains another private letter ruling from the IRS to the effect that such action would not jeopardize the tax-free status of the distribution. These covenants include restrictions on our:

•	issuance, sale or acquisition of our stock or other securities (including securities convertible into our stock but excluding certain compensatory arrangements);

•	sales of assets outside the ordinary course of business; and

•	entering into any other corporate transaction that, together with the stock that was sold in our initial public offering, and certain other stock transactions, would cause us to undergo a 50% or greater change in our stock ownership.

We have generally agreed to indemnify E-Z-EM and its affiliates against any and all tax-related liabilities incurred by them relating to the distribution to the extent caused by an acquisition of our stock or assets, or other actions of ours.

Other Related Party Transactions

William M. Appling, our Vice President, Research has been a partner and executive officer of Protube Extrusion, LLP since 1992. Protube Extrusion produces tubing used in some of our catheters. In fiscal 2004 we purchased $229,700 of products and services from Protube Extrusion. Our board of directors approved these transactions and determined that the terms of the transactions are equivalent to terms that would arise in an arm’s length relationship.

We have entered into an agreement, effective as of January 2004, with Donald A. Meyer, who resigned as a director as of March 1, 2004, under which Mr. Meyer agreed to serve as the trustee of the Company’s 401(k) savings plan and to provide other consulting services at the Company’s request. The agreement is for a term of 36 months but will terminate sooner upon a change of control of the Company, Mr. Meyer’s death or a material breach of the agreement that is not cured within 30 days. Mr. Meyer will receive 36 equal monthly payments of

$3,500 and reimbursement for reasonable business expenses incurred in providing services under the agreement. The fees paid in 2004 approximated $17,500. Further, the expiration date of Mr. Meyer’s options have been extended under this agreement to the earlier of (i) December 31, 2006 or (ii) the tenth anniversary of the original grant date of each option. Mr. Meyer remains a director of E-Z-EM. In connection with the extension of the expiration date of Mr. Meyer’s options, the fair value of Mr. Meyer’s options to acquire 42,263 of the Company’s common stock has been recorded as a non-cash dividend to E-Z-EM in the amount of $468,000, with the corresponding credit to “Additional Paid-in Capital” on the effective date.

For information regarding our consulting agreement with Howard Stern, a director, please see “Compensation of Directors” on page 9 of this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission. Based solely on our review of copies of such forms received by us, or on written representations from certain reporting persons that no reports were required for such persons, we believe that, during the fiscal year ended May 29, 2004, all of our executive officers, directors and 10% stockholders complied with all Section 16 filing requirements.

ANNUAL REPORT

All stockholders of record as of the record date, have been sent, or are concurrently herewith being sent, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended May 29, 2004.

Any stockholder of the Company may obtain without charge additional copies of the Company’s Annual Report on Form 10-K for the 2004 fiscal year (without exhibits), as filed with the Securities and Exchange Commission, by writing to:

Chief Financial Officer

AngioDynamics, Inc.

603 Queensbury Ave.

Queensbury, New York 12804

STOCKHOLDER PROPOSALS AND NOMINATIONS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the Company’s next annual meeting of stockholders. To be eligible for inclusion in the Company’s 2005 proxy statement, your proposal must be received by the Company no later than May 30, 2005, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, the Company reserves the right to omit from the Company’s proxy statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8.

In addition, the Company’s Bylaws contain an advance notice provision with respect to matters to be brought at an annual meeting of stockholders, including nominations for directors, and not included in the Company's proxy statement. If you would like to nominate a director or bring any other business before the stockholders at the 2005 Annual Meeting, you must comply with the procedures contained in the Bylaws and you must notify the Company in writing and such notice must be delivered to or received by the Secretary no less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting.

You may write to the Secretary of the Company at the Company's principal executive office: 603 Queensbury Avenue, Queensbury, New York 12804, to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

OTHER MATTERS

As of the date of this proxy statement, we know of no matters other than those set forth herein that will be presented for consideration at the meeting. If any other matter or matters are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.

APPENDIX A

AngioDynamics, Inc.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

I.	PURPOSE

The function of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of AngioDynamics, Inc. (the “Corporation”) is to:

A.	assist the Board in its oversight of (i) the integrity of the Corporation’s financial statements, financial reporting process, system of internal controls over financial reporting, and audit process, (ii) the Corporation’s compliance with, and process for monitoring compliance with, legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the Corporation’s internal audit function and its independent auditors, including, without limitation, ensuring that interim quarterly financial statements are reviewed by the Corporation’s independent auditors;

B.	prepare the report required to be prepared by the Committee under the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Corporation’s annual proxy statement; and

C.	provide an open avenue of communication between the independent auditors and the Board.

II.	COMPOSITION

A.	The Committee shall consist of no fewer than three members of the Board, all of whom shall be appointed by the Board. The members of the Committee shall each have been determined by the Board to be “independent” under the Nasdaq Marketplace Rules (the “Nasdaq Rules”) and under the Sarbanes-Oxley Act of 2002 (the “2002 Act”).

B.	In selecting the members of the Committee, the Board shall also determine (i) that each member is able to read and understand fundamental financial statements, (ii) that at least one member has “accounting or related financial management expertise,” and “accounting or related financial experience,” in each case in accordance with the Nasdaq Rules, and (iii) to the extent required by the applicable SEC rules, that at least one member of the Committee is an “audit committee financial expert” as defined by the SEC and is financially sophisticated in accordance with the Nasdaq Rules (or if there is no such member, the reason for not having an audit committee financial expert on the Committee).

C.	Each member of the Committee shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment.

D.	No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to serve effectively on the Committee, and discloses this determination in the Corporation’s annual proxy statement.

III.	MEETINGS

A.	The Committee shall meet at least four (4) times annually and will be available to meet more frequently as circumstances require.

B.	Incidental to any regularly scheduled meetings, the Committee may meet, if it deems it necessary, with management and the independent auditors in separate executive sessions to discuss any matters that the Committee and each of these groups believe should be discussed privately.

C.	The Committee shall appoint its chairperson, after consultation with the Board.

D.	The Committee may invite such members of management, auditors and other persons to its meetings as it may deem desirable or appropriate. The Committee’s chairperson shall report regularly to the Board summarizing the Committee’s actions and any significant issues considered by the Committee.

IV.	RESPONSIBILITIES AND DUTIES

The following are the duties, responsibilities and authority of the Committee:

A.	To meet with the Corporation’s independent auditors (the “Independent Auditors”), the Corporation’s management, and such other personnel as it deems appropriate and discuss such matters as it considers appropriate, including the matters referred to below. The Committee must meet separately with the Independent Auditors and the Corporation’s management at least once each fiscal quarter.

B.	To decide whether to appoint, retain or terminate (and recommend to the Corporation’s shareholders the selection or ratification of selection of Independent Auditors) the Corporation’s Independent Auditors, including having the sole authority to approve all audit engagement fees and terms and to pre-approve all audit and permissible non-audit services and fees to be provided by the Independent Auditors. The Committee shall monitor and evaluate the Independent Auditors’ qualifications, performance and independence on an ongoing basis, and shall be directly responsible for overseeing the work of the Independent Auditors (including resolving disagreements between management and the Independent Auditors regarding financial reporting). In conducting such evaluations, the Committee shall:

1.	At least annually, obtain and review a report by the Independent Auditors describing:

a.	the Independent Auditors’ internal quality-control procedures;

b.	any material issues raised by the most recent internal quality-control review or peer review of the Independent Auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, concerning one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and

c.	(to assess the auditors’ independence) all relationships between the Independent Auditors and the Corporation (including information the Corporation determines is required to be disclosed in the Corporation’s proxy statement as to audit and non-audit services provided to the Corporation and those disclosures required by Independence Standards Board Standard No.1, as it may be modified or supplemented).

2.	Discuss with the Independent Auditors any relationships or services that may affect the objectivity or independence of the Independent Auditors and consider whether the provision of non-audit services is compatible with maintaining the Independent Auditor’s independence.

3.	Review and evaluate the qualifications, performance and independence of the primary partners of the Independent Auditors.

4.	Take into account the opinions of management.

5.	Discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself.

The Committee shall present its conclusions concerning the Independent Auditors to the Board for its information at least annually.

C.

To obtain from the management and Independent Auditors for any audit a timely report on the Corporation’s annual audited financial statements describing all critical accounting policies and practices to be used including alternative treatments of financial information within generally accepted accounting principles discussed with management, the ramifications of such treatments and the treatment recommended by auditors, and to obtain from the Independent Auditors any material written communications between the Independent Auditors and management, such as any “management” letter, response thereto by the Corporation’s management or schedule of unadjusted differences.

D.	Prior to their being filed, to discuss with management and the Independent Auditors the Corporation’s annual audited financial statements and quarterly financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and to discuss with the Corporation’s Chief Executive Officer and Chief Financial Officer their certifications to be provided under Sections 302 and 906 of the 2002 Act, including whether the financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the Corporation as of and for the periods presented and whether any significant deficiencies exist in the design or operation of internal controls that could adversely affect the Corporation’s ability to record, process, summarize and report financial data, assess any material weaknesses that may exist in internal controls, or consider whether any fraud has occurred, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls. The Committee shall discuss, as applicable: (a) major issues encountered and judgments made regarding accounting principles, financial statement presentation and the Corporation’s financial statements generally, including any significant changes in the Corporation’s selection or application of accounting principles, major issues as to the adequacy of the Corporation’s internal controls, any special audit steps adopted in light of material control deficiencies and any other major accounting policy changes; (b) analyses prepared by management and/or the Independent Auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, transactions, obligations (including contingent obligations), other relationships of the Corporation with unconsolidated entities or other persons on the financial statements of the Corporation and any unusual methods of acquiring or holding interests in other entities; and (d) the results of the review of the Corporation’s quarterly financial statements by the Corporation’s Independent Auditors.

E.	To review filings (including interim reports) with the SEC and other published documents containing the Corporation’s financial statements and consider whether the information therein is consistent with the information in the financial statements before it is filed with the SEC, Nasdaq or other regulators, exchanges or associations.

F.	To discuss with the Independent Auditors on at least an annual basis, if applicable, the matters required to be discussed by Statement on Auditing Standards No. 61, as it may be modified or supplemented, as well as, any problems or difficulties the auditors encountered in the course of the audit work, including any restrictions on the scope of the Independent Auditors’ activities or access to requested information, significant changes required in the Independent Auditor’s accounting plan, any significant disagreements with management, and any other matters relating to the audit that are to be communicated to the Committee under GAAP. Among the items the Committee will consider discussing with the Independent Auditors are:

1.	any accounting adjustments that were noted or proposed by the Independent Auditors but were “passed” (as immaterial or otherwise);

2.	any communications between the audit team and the Independent Auditor’s national office concerning auditing or accounting issues presented by the engagement; and

3.	any “management” or “internal control” letter issued, or proposed to be issued, by the Independent Auditors to the Corporation.

The discussion shall also include the responsibilities, budget and staffing of the Corporation’s internal audit function.

G.

To discuss with management the Corporation’s earnings press releases, as well as financial information and any earnings guidance provided to analysts and rating agencies. Discussion of earnings releases, as well as financial information and any earnings guidance may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

H.	To discuss with management on at least an annual basis:

1.	the Independent Auditors’ annual audit scope, risk assessment and plan to ensure completeness of coverage, reduction of redundant efforts, the effective use of internal and external audit resources and the use of independent public accountants other than the appointed Independent Auditors;

2.	the form of Independent Auditors’ report on the annual financial statements and matters related to the conduct of the audit under generally accepted auditing standards; and

3.	comments by the Independent Auditors on internal controls and significant findings and recommendations resulting from the audit.

I.	To discuss with management on at least an annual basis:

•	the written procedures regarding the internal audit,

•	the adequacy of the Corporation’s internal controls, any codes of conduct and any monitoring of the Corporation’s compliance therewith;

•	the annual internal audit plan, risk assessment, and significant findings and recommendations and management’s responses thereto;

•	internal audit staffing; and

•	the internal audit function and responsibilities and any scope restrictions encountered during the execution of internal audit responsibilities.

J.	To establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by the Corporation’s employees of concerns regarding questionable accounting or auditing matters.

K.	To establish policies governing the Corporation’s hiring of or engaging as a contractor any current or former employee of the Independent Auditors and review and concur with the hiring or engagement of such an individual. These policies shall provide that no former employee of the Independent Auditors who was a member of the Corporation’s audit engagement team within one year of the date of the commencement of procedures for a review or audit may undertake a financial reporting oversight role at the Corporation.

L.	To discuss with management on at least an annual basis management’s assessment of the Corporation’s market, credit, liquidity and other financial and operational risks, and the guidelines, policies and processes for managing such risks.

M.	To discuss with the Corporation’s general counsel any significant legal, compliance or regulatory matters that may have a material impact on the Corporation’s business, financial statements or compliance policies, including related party transactions and reports or inquiries from governmental or other agencies.

N.	To obtain assurance from the Independent Auditors that the audit of the Corporation’s financial statements was conducted in a manner consistent with Section10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under that Act.

O.	To review and approve all related party transactions (as defined by the applicable Nasdaq Rule).

P.

To conduct or authorize investigations into any matters within the Committee’s charter. The Committee is empowered to: (i) retain outside counsel or other advisors to advise or assist the Committee in the conduct of an investigation; (ii) seek any information it requires from external parties or employees, all of whom are directed to cooperate with the Committee’s requests; (iii) meet with management, the Independent Auditors or outside counsel, as necessary; (iv) meet with the Corporation’s financial advisors; and (v) authorize the payment of any fees in respect of the foregoing.

Q.	To produce the reports described under “Committee Reports” below.

R.	To discharge any other duties or responsibilities delegated to the Committee by the Board, by the Corporation’s bylaws or by law from time to time.

S.	To review the Committee’s duties and responsibilities at least annually.

V.	Committee Reports

The Committee shall produce the following reports and provide them to the Board:

A.	Any report or filing, including any recommendation, or other disclosures required to be prepared by the Committee pursuant to the rules of the SEC or any other regulatory authority for inclusion in the Corporation’s annual proxy statement, including:

1.	a report for the annual proxy statement as to the Committee’s review and discussion of matters with the Corporation’s management and the Independent Auditors;

2.	filing a copy of the Committee’s charter as an appendix to the annual proxy statement at least once every three (3) years; and

B.	An annual performance evaluation of the Committee, which shall compare the performance of the Committee with the requirements of this charter. The performance evaluation shall also include a review of the adequacy of this charter and shall recommend to the Board any revisions the Committee deems necessary or desirable, although the Board shall have the sole authority to amend this charter. The performance evaluation shall be conducted in such manner as the Committee deems appropriate.

VI.	Compensation of Committee Members

No member of the Committee may receive any compensation from the Corporation other than (i) director’s fees, which may be received in cash, common stock, equity-based awards or other in-kind consideration ordinarily available to directors; (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that other directors receive.

VII.	Delegation to Subcommittee

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the Independent Auditors, provided that any such approvals are presented to the Committee at its next scheduled meeting.

VIII.	Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts, as it deems appropriate, without seeking approval of the Board or management.

IX.	GENERAL

The Committee may perform any other activities consistent with this Charter, the Corporation’s By-laws and applicable law, as the Committee deems necessary or appropriate, or as directed by the Board.

X.	AMENDMENTS:

This Charter may be amended by the Board.

APPENDIX B

ANGIODYNAMICS, Inc.

EMPLOYEE STOCK PURCHASE PLAN

(As adopted by the Board of Directors July 20, 2004)

1. Purpose:    This Plan is intended to provide an opportunity for employees of ANGIODYNAMICS, Inc. (“ANGIODYNAMICS”) and its designated subsidiaries to invest in ANGIODYNAMICS common stock, par value $.01, or such other class or kind of shares or other securities resulting from the application of Section 11 (“Common Stock”). It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed in a manner consistent with the requirements of Section 423 and related sections of the code.

2. Definitions:

(a)	“Board” shall mean the Board of Directors of ANGIODYNAMICS.

(b)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)	“Common Stock” shall mean the Common Stock, $.01 par value, of ANGIODYNAMICS.

(d)	“Company” shall mean ANGIODYNAMICS, Inc., a Delaware corporation, and any Designated Subsidiary of the Company.

(e)	“Compensation” shall mean all cash compensation received by an Employee from the Company or a Designated Subsidiary and includable in the Employee’s gross income for federal income tax purposes, other than any taxable reimbursements. By way of illustration, but not limitation, “Compensation” shall include regular compensation such as salary, wages, overtime, shift differentials, bonuses, commissions, and incentive compensation, but shall exclude relocation reimbursements, expense reimbursements, tuition or other reimbursements, and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Subsidiary.

(f)	“Designated Subsidiary” shall mean any Subsidiary of the Company designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(g)	“Employee” shall mean any individual who is treated as a common law employee of the Company for payroll and employment tax purposes. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company, except that where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed by either statute or contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(h)	“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on The Nasdaq Stock Market for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. In absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(i)	“Offering Commencement Date” shall mean the first day of each Offering Period.

(j)

“Offering Period” shall be a period of approximately twelve months during which funds may be accumulated under the Plan for the purchase of Common Stock, commencing and ending as follows: Commencing on the first Trading Day on or after December 1 and terminating on the last Trading Day in the twelve-month period ending November 30; and commencing on the first Trading Day on or after June 1 and terminating on the last Trading Day in the twelve-month period May 31.

(l)	“Participant” shall mean an eligible Employee who has elected to participate in the Plan.

(m)	“Plan” shall mean this AngioDynamics Inc. Employee Stock Purchase Plan.

(n)	“Purchase Date” shall mean the last day of each Purchase Period.

(o)	“Purchase Period” shall mean a period of approximately three months, commencing each December 1, March 1, June 1, and September 1 and terminating on the following February 28, May 31, August 31, and November 30, respectively.

(p)	“Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Offering Commencement Date or on the Purchase Date, whichever is lower provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 15 of this Plan.

(p)	“Reserves” shall mean the number of shares of Common Stock that have been authorized for issuance under the Plan, but not yet purchased by Participants.

(q)	“Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or another Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(r)	“Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3. Eligibility:    Stock offered under the Plan may be purchased by each person who on the first business day of an “Offering Period”:

(a)	is an employee;

(b)	has been employed by the Company in a full-time capacity for at least six months, with a customary working schedule of 20 or more hours per week and more than five months in a calendar year; and

(c)	does not own 5% or more of the total combined value or voting power of all classes of outstanding stock of the Company or its subsidiaries.

4. Contribution Limits:    The following limitations apply to subscriptions under the Plan:

(a)	All subscriptions must be for full shares.

(b)	The maximum contribution that may be subscribed for on a Purchase Date shall not exceed $2500.00.

(c)	As specified by Section 423(b)(8) of the Code, an Employee may be granted purchase rights under the Plan only if such purchase rights, together with any other rights granted under all employee stock purchase plans of ANGIODYNAMICS or its subsidiaries, do not permit such Employee’s rights to purchase stock worth more than $25,000 (determined based on the Fair Market Value of such stock on the first day of the Offering Period) for each calendar year in which the Offering Period is in effect.

5. Method of Payment:    Payment for purchase of the common stock will follow the following procedure:

a)	Prior to the beginning of each Offering Period, eligible Employees must indicate if they are going to participate in the Plan.

b)

A Participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one (1%) and not more than ten (10%) percent (or such greater percentage as the Board may establish from time to time before an Offering Date) of such Participant’s

Compensation on each payday during the Offering Period. All payroll deductions withheld from a Participant’s Compensation shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

c)	A Participant may not participate in more than one Offering Period at a time.

d)	A Participant may discontinue his or her participation in the Plan as provided in Section 8, or, on one occasion only during a Purchase Period may increase or decrease the rate of his or her contributions with respect to that Purchase Period by completing and filing with the Company new enrollment documents authorizing a change in payroll deduction rate. The change in rate shall be effective as of the beginning of the next payroll period following the date of filing of the new enrollment documents, if the documents are completed at least three business days prior to such date and, if not, as of the beginning of the next succeeding payroll period.

e)	Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5(b) herein, a Participant’s payroll deductions may be decreased during any Offering Period. In such event, payroll deductions shall recommence at the rate provided in such participant’s enrollment documents at the beginning of the next Offering Period, unless terminated by the Participant.

f)	At the time Common Stock is purchased by a Participant pursuant to the Plan, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for federal, state, or other tax withholding obligations, if any, arising upon the exercise of the Participant’s purchase rights or the disposition of the Common Stock. The Company may, but shall not be obligated to, withhold from the Participant’s Compensation the amount necessary for the Company to meet applicable withholding obligations related to the Participant’s tax obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee that may be available to it.

6. Exercise of Purchase Right:    Unless a Participant withdraws from the Plan as provided in Section 8 hereof, or except to the extent that the limitation of Section 423(b)(8) of the Code would otherwise be violated, his or her right and election to purchase of shares shall be exercised automatically on the Purchase Date, and the maximum number of full shares subject to the purchase right shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in the Participant’s account. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant’s account that are insufficient to purchase a full share shall be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 8 hereof. Any other funds left over in a Participant’s account after the Purchase Date shall be returned to the Participant. During a Participant’s lifetime, a Participant’s right to purchase shares hereunder is exercisable only by him or her.

7. Delivery:    As promptly as practicable after each Purchase Date on which a purchase of shares occurs, the Company shall arrange for the delivery to each Participant’s account with the broker designated by the Board.

8. Withdrawal:    (a) A Participant may withdraw all, but not less than all, the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time on or before fifteen (15) calendar days before the Purchase Date by giving written notice to the designated human resources representative of the Company in the form provided by the Company. All of the Participant’s payroll deductions credited to his or her account shall be paid to such Participant promptly after receipt of notice of withdrawal, such Participant’s purchase right for the Offering Period shall automatically be terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period or any

Offering Period thereafter unless the Participant delivers to the Company a new subscription agreement. (b) A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any succeeding Offering Period commencing after the termination of the Offering Period from which the Participant withdraws.

9. Employment:    Upon a Participant’s ceasing to be an Employee for any reason at any time prior to a Purchase Date of an Offering Period, he or she shall be deemed to have elected to withdraw from the Plan, and the payroll deductions credited to such Participant’s account during such Offering Period shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12 hereof, and such Participant’s purchase right shall be automatically terminated.

10. No Interest:    No interest shall accrue to be payable on the payroll deductions of a Participant in the Plan.

11. Number of Shares to be Offered:    Subject to adjustment as provided in Section 15, without the authorization of the Compensation Committee of the Board, the maximum aggregate number of shares to be offered under the Plan will be 200,000 shares of Common Stock. Any shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased on the open market. If on a given Purchase Date the number of shares with respect to which options are to be exercised exceeds the number of share then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

12. Designation of Beneficiary:

(a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which purchase rights are exercised, but before delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death before exercise of the purchase rights.

(b) Such designation of beneficiary may be changed by the Participant at any time with written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant or, if to the best of the Company’s knowledge no such executor or administrator has been appointed, the Company, in its discretion, may deliver such shares and/or cash to the Participants spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent, or relative is known to the Company, then to such other person as the Company may designate.

13. Purchase Rights Not Transferable:    Purchase rights granted under the Plan shall not be transferable by an Employee and shall be exercisable only by such Employee. Except as set forth in Section 12, there will be no limitation on an Employee’s right to sell or otherwise transfer stock issued under the Plan, except as outlined in the ANGIODYNAMICS insider trading policy.

14. Use of Funds:    All payroll deductions received or held by the Company under the Plan shall be general corporate funds and as such may be used by the Company for any corporate purposes, and the Company shall not be obligated to segregate such payroll deductions or pay interest thereon.

15. Adjustments:    Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger, or Asset Sale.

(a) Changes in Capitalization.    Subject to any required action by the shareholders of the Company, the Reserves, the maximum number of shares each Participant may purchase per Purchase Period, as well as the price per share of Common Stock which has not yet been purchased pursuant to the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final and binding on all parties. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or of securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock.

(b) Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”), and shall terminate immediately before the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Purchase Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each Participant in writing, at least ten (10) business days before the New Purchase Date, that the Purchase Date has been changed to the New Purchase Date and that the Participant’s purchase rights shall be exercised automatically on the New Purchase Date, unless before such date the Participant has withdrawn from the Offering Period as provided in Section 8 hereof.

(c) Merger or Asset Sale.    In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Plan shall be assumed, or an equivalent plan substituted, by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume the Plan or substitute an equivalent Plan, the Offering Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”). The New Purchase Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each Participant in writing, at least ten (10) business days before the New Purchase Date, that the Purchase Date has been changed to the New Purchase Date and that the Participant’s purchase rights shall be exercised automatically on the New Purchase Date, unless before such date the Participant has withdrawn from the Offering Period as provided in Section 8 hereof.

16. Amendment or Termination:

(a)	The Board may at any time, and from time-to-time, terminate, modify or amend the Plan in any respect, except that if at any time the approval of the stockholders of ANGIODYNAMICS is required as to such modification or amendment under (i) Section 423 of the Code or any regulations promulgated thereunder, or (ii) under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any successor provisions (“Rule 16b-3”), or (iii) under applicable listing requirements, the Board may not effect such modification or amendment without such approval.

(b)	The Board shall have the right to amend or modify the terms and provisions of the Plan and of any purchase rights previously granted under the Plan to the extent necessary to ensure the continued qualification of the Plan under Section 423 of the Code and any regulations promulgated thereunder and, if applicable, Rule 16b-3.

17. General:

(a)	All eligible Employees will have the same purchase rights and privileges under the Plan.

(b)	The Plan will be administered by the Board. The Director, Human Resources of the Company will be charged with day-to-day administration of the Plan, subject to the direction of the Board. The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Board. Determinations made by the Board with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and all participants in the Plan, their heirs and legal representatives.

(c)	Subscriptions, notices and actions under the Plan will be on such forms as ANGIODYNAMICS may provide.

(d)	No fractional shares may be subscribed for and no fractional shares or scrip will be issued or sold.

(e)	The provisions of the Plan shall be governed by the laws of the State of New York without resort to that state’s conflicts of law rules.

(f)	If the Fair Market Value of the shares on any Purchase Date of an Offering Period is less than the Fair Market Value of the Shares on the Offering Commencement Date for such Period, then every Participant shall automatically (i) be withdrawn from such Offering Period at the close of such Purchase Date and after the acquisition of shares for such Purchase Period and (ii) be enrolled in the Offering Period that commences on the first business day subsequent to such Purchase Period.

(g)	This Plan and the purchase rights granted pursuant to the Plan shall not confer upon an Employee any right to continued employment with the Company, nor shall it interfere, in any way, with the right of the Company to modify the Employee’s compensation, duties and responsibilities, or the Company’s authority to terminate the Employee’s employment.

(h)	This Plan shall not confer upon an Employee any rights as an owner of shares of Common Stock until the Employee exercises purchase rights granted pursuant to the Plan and the Company issues stock certificate(s) to or in the name of the Employee.

18. Duration of Plan:    The Plan shall become effective at the first Offering Commencement Date following its adoption by the Board, subject to approval by the shareholders in accordance with Treasury Regulations Section 1.423-2(c) within 12 months before or after its adoption by the Board. Once effective, the Plan shall continue in effect for a term of ten (10) years unless sooner terminated by the Board pursuant to Section 16 hereof.

19. Additional Restrictions of Rule 16b-3.    The terms and conditions of this Plan, and the purchase of shares by persons subject to Section 16 of the Exchange Act, shall comply with the applicable provisions of Rule 16b-3. In the cases of any such persons, this Plan shall be deemed to contain, and the transfer of shares issued pursuant to this Plan shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions on behalf of such persons.

AngioDynamics, Inc.

Proxy for the Annual Meeting of Stockholders

to be held on October 18, 2004

This Proxy is solicited on behalf of the Board of Directors of AngioDynamics, Inc. for the 2004 Annual Meeting of Stockholders to be held on October 18, 2004. The 2004 Annual Meeting of Stockholders will be held at the Logan Airport Hilton, Boston, Massachusetts, on Tuesday, October 18, 2004, at 9:00 a.m., local time.

The undersigned, a holder of common stock of AngioDynamics, Inc., hereby appoints Eamonn P. Hobbs and Joseph G. Gerardi, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the 2004 Annual Meeting of Stockholders, and at any adjournment or postponement thereof, in all matters indicated on the reverse side hereof, and with discretionary authority to vote as to any other matters that may properly come before such meeting.

IMPORTANT—This Proxy is continued on the reverse side.

Please sign and date on the reverse side and return today.

DETACH PROXY CARD HERE

This Proxy, when properly signed, will be voted in the manner directed. If no direction is given, this Proxy will be voted FOR Proposal 1, Proposal 2 and Proposal 3.

1.	To elect Jeffrey G. Gold, Paul S. Echenberg and Dennis S. Meteny as Class I directors of the Company, each for a term of three years (Proposal 1).

For All	☐

Withhold Authority For All	☐

For all nominees, except withheld from the following nominee(s) only: (Write the name(s) of such nominee(s) in the space provided below)	☐

2.	To ratify the appointment of Grant Thornton LLP as the independent auditor of AngioDynamics, Inc. for the fiscal year ending May 28, 2005 (Proposal 2).

For	☐	Against	☐	Abstain	☐

3.	To approve the AngioDynamics, Inc. Employee Stock Purchase Plan (Proposal 3).

For	☐	Against	☐	Abstain	☐

Please mark, date and sign exactly as name appears hereon. Joint owners should each sign. When signing as an executor, corporate officer or in any other representative capacity, please give full title as such.

Dated: , 2004

SIGNATURE(S)